                                                                     EXHIBIT 4.2


                          CREDIT AND SECURITY AGREEMENT


                          dated as of December 21, 2000


                                      among


                           PARK-OHIO INDUSTRIES, INC.,

                                  as Borrower,


                         VARIOUS FINANCIAL INSTITUTIONS,


                                    as Banks,


                          KEYBANK NATIONAL ASSOCIATION,


                            as Administrative Agent,


                                       and


                          THE HUNTINGTON NATIONAL BANK,


                                  as Co-Agent.

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----

ARTICLE I.           DEFINITIONS                                               1

ARTICLE II.          AMOUNT AND TERMS OF CREDIT                               19
    SECTION 2.1.     AMOUNT AND NATURE OF CREDIT                              19
    SECTION 2.2.     CONDITIONS TO LOANS AND CHANGES IN INTEREST RATE         20
    SECTION 2.3.     PAYMENT ON NOTES, ETC                                    22
    SECTION 2.4.     PREPAYMENT                                               22
    SECTION 2.5.     COMMITMENT AND OTHER FEES; REDUCTION OF COMMITMENT       23
    SECTION 2.6.     COMPUTATION OF INTEREST AND FEES; DEFAULT RATE           24
    SECTION 2.7.     MANDATORY PAYMENT                                        24
    SECTION 2.8.     FIXED CHARGE COVERAGE RATIO CONDITION                    24
    SECTION 2.9.     EXTENSION OF COMMITMENT                                  24

ARTICLE III.         ADDITIONAL PROVISIONS RELATING TO LIBOR INTEREST
                     SEGMENTS; INCREASED CAPITAL; TAXES                       25
    SECTION 3.1.     RESERVES OR DEPOSIT REQUIREMENTS, ETC.                   25
    SECTION 3.2.     TAX LAW, ETC.                                            25
    SECTION 3.3.     EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE
                     UNASCERTAINABLE                                          26
    SECTION 3.4.     INDEMNITY                                                26
    SECTION 3.5.     CHANGES IN LAW RENDERING LIBOR RATE OPTIONS UNLAWFUL     27
    SECTION 3.6.     FUNDING                                                  27
    SECTION 3.7.     CAPITAL ADEQUACY                                         27

ARTICLE IV.          CONDITIONS PRECEDENT                                     28
    SECTION 4.1.     NOTES                                                    28
    SECTION 4.2.     GUARANTIES OF PAYMENT OF DEBT                            28
    SECTION 4.3.     SECURITY AGREEMENTS                                      28
    SECTION 4.4.     PLEDGE AGREEMENTS                                        28
    SECTION 4.5.     OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL
                     DOCUMENTS                                                28
    SECTION 4.6.     LEGAL OPINION                                            29
    SECTION 4.7.     GOOD STANDING CERTIFICATES                               29
    SECTION 4.8.     INDENTURE                                                29
    SECTION 4.9.     INSURANCE CERTIFICATES                                   29
    SECTION 4.10.    ADMINISTRATIVE AGENT FEE LETTER; CLOSING FEE LETTER
                     AND LEGAL FEES                                           29

    SECTION 4.11.    FINANCING STATEMENTS AND LIEN SEARCHES                   29
    SECTION 4.12.    EXISTING CREDIT AGREEMENT                                29
    SECTION 4.13.    LANDLORDS' AND MORTGAGEES' WAIVERS                       30
    SECTION 4.14.    NO MATERIAL ADVERSE CHANGE                               30
    SECTION 4.15.    MISCELLANEOUS                                            30

ARTICLE V.           COVENANTS                                                30
    SECTION 5.1.     INSURANCE                                                30
    SECTION 5.2.     MONEY OBLIGATIONS                                        31
    SECTION 5.3.     FINANCIAL STATEMENTS                                     31
    SECTION 5.4.     FINANCIAL RECORDS                                        32
    SECTION 5.5.     FRANCHISES                                               32
    SECTION 5.6.     ERISA COMPLIANCE                                         32
    SECTION 5.7.     FINANCIAL COVENANTS                                      33
    SECTION 5.8.     BORROWING                                                33
    SECTION 5.9.     LIENS                                                    35
    SECTION 5.10.    REGULATIONS U and X                                      35
    SECTION 5.11.    INVESTMENTS AND LOANS                                    35
    SECTION 5.12.    MERGER AND SALE OF ASSETS                                36
    SECTION 5.13.    ACQUISITIONS                                             37
    SECTION 5.14.    NOTICE                                                   38
    SECTION 5.15.    ENVIRONMENTAL COMPLIANCE                                 38
    SECTION 5.16.    AFFILIATE TRANSACTIONS                                   39
    SECTION 5.17.    USE OF PROCEEDS                                          39
    SECTION 5.18.    CORPORATE NAMES AND LOCATION OF COLLATERAL               39
    SECTION 5.19.    COLLATERAL                                               40
    SECTION 5.20     RESTRICTED PAYMENTS                                      41
    SECTION 5.21.    SUBSIDIARIES CREATED, ACQUIRED OR HELD SUBSEQUENT TO
                     THE CLOSING DATE                                         41
    SECTION 5.22.    AMENDMENT OF ORGANIZATIONAL DOCUMENTS                    42
    SECTION 5.23.    INTEREST RATE PROTECTION                                 42
    SECTION 5.24.    RIGHT TO TAKE ADDITIONAL COLLATERAL                      42

ARTICLE VI.          SECURITY                                                 42
    SECTION 6.1.     SECURITY INTEREST IN COLLATERAL                          42
    SECTION 6.2.     COLLECTIONS AND RECEIPT OF PROCEEDS BY BORROWER          42
    SECTION 6.3.     COLLECTIONS AND RECEIPT OF PROCEEDS BY AGENT             43
    SECTION 6.4.     USE OF INVENTORY                                         44

ARTICLE VII.         REPRESENTATIONS AND WARRANTIES                           44
    SECTION 7.1.     CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN
                     QUALIFICATION                                            44
    SECTION 7.2.     CORPORATE AUTHORITY                                      45

    SECTION 7.3.     COMPLIANCE WITH LAWS                                     45
    SECTION 7.4.     LITIGATION AND ADMINISTRATIVE PROCEEDINGS                45
    SECTION 7.5.     LOCATION                                                 45
    SECTION 7.6.     TITLE TO ASSETS                                          46
    SECTION 7.7.     LIENS AND SECURITY INTERESTS                             46
    SECTION 7.8.     TAX RETURNS                                              46
    SECTION 7.9.     ENVIRONMENTAL LAWS                                       46
    SECTION 7.10.    EMPLOYEE BENEFITS PLANS                                  47
    SECTION 7.11.    CONSENTS OR APPROVALS                                    47
    SECTION 7.12.    SOLVENCY                                                 47
    SECTION 7.13.    FINANCIAL STATEMENTS                                     48
    SECTION 7.14.    REGULATIONS                                              48
    SECTION 7.15.    MATERIAL AGREEMENTS                                      48
    SECTION 7.16.    INTELLECTUAL PROPERTY                                    48
    SECTION 7.17.    INSURANCE                                                48
    SECTION 7.18.    ACCURATE AND COMPLETE STATEMENTS                         48
    SECTION 7.19.    INDENTURE                                                49
    SECTION 7.20.    REVOLVING CREDIT FACILITY                                49
    SECTION 7.21.    DEFAULTS                                                 49

ARTICLE VIII.        EVENTS OF DEFAULT                                        49
    SECTION 8.1.     PAYMENTS                                                 49
    SECTION 8.2.     SPECIAL COVENANTS                                        49
    SECTION 8.3.     OTHER COVENANTS                                          49
    SECTION 8.4.     REPRESENTATIONS AND WARRANTIES                           49
    SECTION 8.5.     CROSS DEFAULT                                            50
    SECTION 8.6.     ERISA DEFAULT                                            50
    SECTION 8.7.     CHANGE IN MANAGEMENT/CONTROL                             50
    SECTION 8.8.     MONEY JUDGMENT                                           50
    SECTION 8.9.     MATERIAL ADVERSE CHANGE                                  50
    SECTION 8.10.    DESIGNATED SENIOR INDEBTEDNESS                           50
    SECTION 8.11.    INDENTURE                                                51
    SECTION 8.12.    VALIDITY OF LOAN DOCUMENTS                               51
    SECTION 8.13.    SOLVENCY                                                 51

ARTICLE IX.          REMEDIES UPON DEFAULT                                    51
    SECTION 9.1.     OPTIONAL DEFAULTS                                        51
    SECTION 9.2.     AUTOMATIC DEFAULTS                                       52
    SECTION 9.3.     OFFSETS                                                  52
    SECTION 9.4.     EQUALIZATION PROVISION                                   52
    SECTION 9.5.     COLLATERAL                                               53

ARTICLE X.           THE AGENT                                                53
    SECTION 10.1.    APPOINTMENT AND AUTHORIZATION                            54
    SECTION 10.2.    NOTE HOLDERS                                             54
    SECTION 10.3.    CONSULTATION WITH COUNSEL                                54

    SECTION 10.4.    DOCUMENTS                                                54
    SECTION 10.5.    AGENT AND AFFILIATES                                     54
    SECTION 10.6.    KNOWLEDGE OF DEFAULT                                     54
    SECTION 10.7.    ACTION BY AGENT                                          54
    SECTION 10.8.    NOTICES, DEFAULT, ETC.                                   54
    SECTION 10.9.    INDEMNIFICATION OF AGENT                                 55
    SECTION 10.10.   SUCCESSOR AGENT                                          55

ARTICLE XI.          MISCELLANEOUS                                            55
    SECTION 11.1.    BANKS' INDEPENDENT INVESTIGATION                         55
    SECTION 11.2.    NO WAIVER; CUMULATIVE REMEDIES                           56
    SECTION 11.3.    AMENDMENTS, CONSENTS                                     56
    SECTION 11.4.    NOTICES                                                  56
    SECTION 11.5.    COSTS, EXPENSES AND TAXES                                57
    SECTION 11.6.    INDEMNIFICATION                                          57
    SECTION 11.7.    OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS            57
    SECTION 11.8.    EXECUTION IN COUNTERPARTS                                58
    SECTION 11.9.    BINDING EFFECT; BORROWER'S ASSIGNMENT                    58
    SECTION 11.10.   BANK ASSIGNMENTS/PARTICIPATIONS                          58
    SECTION 11.11.   SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS        60
    SECTION 11.12.   INVESTMENT PURPOSE                                       60
    SECTION 11.13.   ENTIRE AGREEMENT                                         61
    SECTION 11.14.   GOVERNING LAW; SUBMISSION TO JURISDICTION                61
    SECTION 11.15.   JURY TRIAL WAIVER                                        62

SCHEDULE 1           BANKS AND COMMITMENTS                                    63
SCHEDULE 2           GUARANTORS OF PAYMENT                                    64
EXHIBIT A            REVOLVING CREDIT NOTE                                    65
EXHIBIT B            NOTICE WITH RESPECT TO LOAN                              67
EXHIBIT C            COMPLIANCE CERTIFICATE                                   69
EXHIBIT D            WEEKLY COMPLIANCE CERTIFICATION                          70
EXHIBIT E            REQUEST FOR EXTENSION                                    72
EXHIBIT F            FORM OF ASSIGNMENT  AND ACCEPTANCE AGREEMENT             73

         This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 21st day of December, 2000, among PARK-OHIO INDUSTRIES, INC., an Ohio corporation, 23000 Euclid Avenue, Euclid, Ohio 44117 ("Borrower"), the banking institutions named in Schedule 1 hereto (collectively, "Banks" and, individually, "Bank") and KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306, as administrative agent for the Banks under this Agreement ("Agent"), and THE HUNTINGTON NATIONAL BANK, 917 Euclid Avenue, Cleveland, Ohio 44115, as co-agent for the Banks under this Agreement ("Co-Agent"). As used in this Agreement, the term "Agent" shall not include Co-Agent.


                                   WITNESSETH:

            WHEREAS, Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

            NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings:

            "Account" shall mean (a) all accounts, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b)(i) any right to payment now or hereafter owing to Borrower (including but not limited to any such right to payment by reason of any lease, sale, manufacture, repair, processing or fabrication of personal property formerly, now or hereafter owned or otherwise held by Borrower, by reason of any services formerly, now or hereafter rendered by or on behalf of Borrower or by reason of any former, existing or future contract for any such lease, sale, manufacture, repair, processing, fabrication and/or services), whether such right to payment be classified by law as an instrument, chattel paper, contract right, account, document, general intangible or otherwise; (ii) the security, if any, for such right to payment; (iii) Borrower's right, title and interest (including, without limitation, all of Borrower's rights as an unpaid vendor, and any applicable right of stoppage in transit) in or to the personal property, if any, that is the subject of such right to payment; and (iv) all books and records pertaining to such right to payment; and (c) all proceeds of any of the foregoing, irrespective of the form or kind thereof.

            "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any Guarantor thereof.

            "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

            "Administrative Agent Fee Letter" shall mean the Administrative Agent Fee Letter between Borrower and Agent, dated as of the Closing Date.

            "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

            "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

            "Applicable Commitment Fee Rate" shall mean:

            (a) for the period from the Closing Date through March 31, 2001, forty-five (45) basis points; and

            (b) commencing with the financial statements for the fiscal quarter ending December 31, 2000, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on April 1, 2001 and thereafter:

                                                                                APPLICABLE
                       LEVERAGE RATIO                                      COMMITMENT FEE RATE
                       --------------                                      -------------------
      Greater than or equal to 4.50 to 1.00                                  50 basis points
      Greater than or equal to 4.25 to 1.00, but less than 4.50 to 1.00      45 basis points
      Greater than or equal to 4.00 to 1.00, but less than 4.25 to 1.00      40 basis points
      Greater than or equal to 3.75 to 1.00, but less than 4.00 to 1.00      35 basis points
      Greater than or equal to 3.40 to 1.00, but less than 3.75 to 1.00      30 basis points
      Less than 3.40 to 1.00                                                 25 basis points

Changes to the Applicable Commitment Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and (b) hereof, the financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

            "Applicable Margin" shall mean:

            (a) for the period from the Closing Date through March 31, 2001, twenty-five (25) basis points for each Base Interest Segment and one hundred ninety (190) basis points for each LIBOR Interest Segment; and

            (b) commencing with the financial statements for the fiscal quarter ending December 31, 2000, the number of basis points (for each Base Interest Segment or LIBOR Interest Segment, as appropriate) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on April 1, 2001 and thereafter:

                                           APPLICABLE BASIS POINTS    APPLICABLE BASIS POINTS
          LEVERAGE RATIO                       FOR EACH BASE              FOR EACH LIBOR
                                              INTEREST SEGMENT           INTEREST SEGMENT
Greater than or equal to 4.75 to 1.00         100 basis points            275 basis points
Greater than or equal to 4.50 to 1.00,
but less than 4.75 to 1.00                     50 basis points            235 basis points
Greater than or equal to 4.25 to 1.00,
but less than 4.50 to 1.00                     25 basis points            190 basis points
Greater than or equal to 4.00 to 1.00,
but less than 4.25 to 1.00                      0 basis points            175 basis points
Greater than or equal to 3.75 to 1.00,
but less than 4.00 to 1.00                      0 basis points           162.50 basis points
Greater than or equal to 3.40 to 1.00,
but less than 3.75 to 1.00                      0 basis points            150 basis points
Less than 3.40 to 1.00                          0 basis points           137.50 basis points

Changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and (b) hereof, the financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

            "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of Exhibit F hereto.

            "Base Interest Segment" shall mean, with respect to each Revolving Loan made hereunder, that portion of the outstanding principal balance of such Revolving Loan, as selected by Borrower in accordance with the provisions of
Section 2.1 hereof, on which Borrower shall pay interest at a Base Rate Option.

            "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

            "Base Rate Option" shall mean an interest rate determined with reference to the Base Rate.

            "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Interest Segment, on which dealings are carried on in the London interbank eurodollar market.

            "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of the capital stock or other equity interest of any Company.

            "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by Borrower with Agent, without liability by Agent or the Banks to pay interest thereon, from which account Agent, on behalf of the Banks, shall have the exclusive right to withdraw funds until all of the Debt is paid in full.

            "Cash-Flow Coverage Ratio" shall mean the ratio of Consolidated Pro-Forma EBITDA to Consolidated Pro-Forma Fixed Charges.

            "Cash Security" shall mean all cash, instruments, Deposit Accounts and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Borrower presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Agent or any Bank.

            "Change in Control" shall mean (a) the acquisition by any Person or group (other than Edward F. Crawford and his immediate family) of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect) of thirty-three percent (33%) or more of the outstanding shares of voting stock of (i) Borrower or (ii) Parent, or (b) the occurrence of a Change of Control, as defined in the Indenture.

            "Closing Date" shall mean the effective date of this Agreement.

            "Closing Fee Letter" shall mean the Closing Fee Letter from Borrower to the Banks, dated as of the Closing Date.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

            "Collateral" shall mean all of Borrower's existing and future (a) Accounts, instruments, contract rights, chattel paper, documents, Investment Property, General Intangibles and Inventory; (b) funds now or hereafter on deposit in the Cash Collateral Account, if any; (c) Cash Security; and (d) Proceeds, products, profits, and rents of any of (a) through (c) above.

            "Commitment" shall mean the obligation hereunder of the Banks to make Loans pursuant to the Revolving Credit Commitments up to the Total Commitment Amount during the Commitment Period.

            "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as described in Schedule 1 hereto.

            "Commitment Period" shall mean the period from the Closing Date to December 31, 2003, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

            "Companies" shall mean Borrower, Parent and all Subsidiaries of Borrower.

            "Company" shall mean Borrower, Parent or a Subsidiary of Borrower.

            "Compliance Certificate" shall mean a certificate, substantially in the form of Exhibit C hereto.

            "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

            "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 7.13 hereof.

            "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

            "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

            "Consolidated EBIT" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, and (b) Consolidated Interest Expense.

            "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, (a) Consolidated EBIT, plus (b) Consolidated Depreciation and Amortization Charges.

            "Consolidated Fixed Charges" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate of (a) Consolidated Interest Expense, (b) cash expenditures for income taxes as reported in Borrower's quarterly or annual financial statements, as the case may be, delivered pursuant to Sections 5.3(a) and (b) hereof, respectively, (c) principal payments on Funded Indebtedness (other than payments made with respect to (i) the Revolving Credit Notes and (ii) Indebtedness that is being refinanced simultaneously with the making of such payment), as reported in Borrower's quarterly or annual financial statements, as the case may be, delivered pursuant to Sections 5.3(a) and (b) hereof, respectively, (d) Capital Distributions of Borrower on a Consolidated basis (and specifically adding the amount of any loans made by Borrower to Parent for the purpose of making Capital Distributions), and (e) unfunded Consolidated Capital Expenditures as reported in Borrower's quarterly or annual financial statements, as the case may be, delivered pursuant to Sections 5.3(a) and (b) hereof, respectively, provided that for purposes of this definition, "unfunded Consolidated Capital Expenditures" shall be determined by excluding Capital Expenditures financed by
(i) loans secured by purchase money liens on the assets purchased with the proceeds of such loans, (ii) capital leases, and (iii) payment of insurance proceeds for the purchase of replacement capital assets, except to the extent that any such payments are included (as a nonrecurring gain), on and after October 1, 2000, in the calculation of Consolidated Net Earnings.

            "Consolidated Interest Expense" shall mean, for any period, interest expense of Borrower for such period (including, without limitation, the "imputed interest" portion of capital leases), as determined on a Consolidated basis and in accordance with GAAP.

            "Consolidated Net Earnings" shall mean the net earnings (losses) of Borrower, after taxes and after extraordinary items, as determined on a Consolidated basis and in accordance with GAAP; provided, however, that (a) all nonrecurring gains (other than insurance amounts specifically paid for loss of income due to casualty) that occur on or after October 1, 2000 and (b) all nonrecurring losses shall be excluded from the calculation of Consolidated Net Earnings, except that Borrower may include, on or after October 1, 2000, in the calculation of Net Earnings up to a maximum amount of Two Million Dollars ($2,000,000) in gains resulting from insurance proceeds received as reimbursement for the loss of fixed assets due to the fire at Borrower's rubber plant in Cicero, Illinois.

            "Consolidated Net Worth" shall mean, at any date, the Consolidated stockholders' equity of Borrower, determined as of such date in accordance with GAAP.

            "Consolidated Pro-Forma EBIT" shall mean, for any period, the sum of
(a) Consolidated EBIT, and (b)(i) without duplication, the EBIT of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such

EBIT of Companies acquired is confirmed by audited financial or other information satisfactory to Agent, minus (ii) the EBIT of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters (but only to the extent that such EBIT is included in the calculation of Consolidated EBIT).

            "Consolidated Pro-Forma EBITDA" shall mean, for any period, the sum of (a) Consolidated EBITDA, and (b)(i) without duplication, the EBITDA of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such EBITDA of Companies acquired is confirmed by audited financial or other information satisfactory to Agent, minus (ii) the EBITDA of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters (but only to the extent that such EBITDA is included in Consolidated EBITDA).

            "Consolidated Pro-Forma Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Fixed Charges, and (b)(i) Consolidated Pro-Forma Interest Expense, minus (ii) Consolidated Interest Expense.

            "Consolidated Pro-Forma Interest Expense" shall mean, for any period, the sum of (a) Consolidated Interest Expense during the most recently completed four (4) fiscal quarters (the "Four Quarter Period"), and (b) (i) without duplication, the interest expense that would have been incurred had any Acquisitions of Companies acquired by Borrower and its Subsidiaries during the Four Quarter Period occurred on the first day of the Four Quarter Period, minus
(ii) the interest expense that would not have been incurred had any Companies disposed of by Borrower and its Subsidiaries during the Four Quarter Period been disposed of on the first day of the Four Quarter Period. For purposes of subpart
(b) of this definition, interest expense of any Company acquired or disposed of shall be an amount equal to the following: (A) the amount of cash paid or debt issued in the case of an acquisition or the amount of the proceeds received in the case of a disposition, times (B)(1)(x) the number of days that elapsed from the first day of the Four (4) Quarter Period for which such interest expense is being calculated through the date of the acquisition or disposition in question, divided by (y) three hundred sixty (360), times (2) the Derived LIBOR Rate in effect on the last day of the Four Quarter Period for which such interest expense is being calculated.

            "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

            "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrower to Agent or the Banks (or any affiliate thereof) pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment and other fees, and any prepayment premium payable hereunder; and (d) all Related Expenses.

            "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks in writing.

            "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

            "Deposit Account" shall mean (a) any deposit account, and (b) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization.

            "Depreciation and Amortization Charges" shall mean, for any period, in accordance with GAAP, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of a Person for such period.

            "Derived LIBOR Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the LIBOR Rate.

            "Derived Base Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Base Rate.

            "Domestic Subsidiary" shall mean a Subsidiary of Borrower organized under the laws of a state or territory of the United States.

            "EBIT" shall mean, for any period, in accordance with GAAP, Net Earnings for such period, plus the aggregate amounts deducted in determining such Net Earnings in respect of (a) income taxes, and (b) interest expense.

            "EBITDA" shall mean, for any period, in accordance with GAAP, (a) EBIT, plus (b) Depreciation and Amortization Charges.

            "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

            "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section

307; (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241; (g) an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan fails to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

            "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

            "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Interest Segment, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the LIBOR Rate with respect to any LIBOR Interest Segment is determined or any category of extension of credit or other assets that include any such LIBOR Interest Segment. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the amount of each LIBOR Interest Segment shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Bank under said Regulation D.

            "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VIII hereof.

            "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

            "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or controller.

            "Fixed Charge Coverage Ratio Condition" shall mean any time that (a) Borrower's Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) is less than 2.25 to 1.00, as calculated in accordance with the terms and conditions of the Indenture, or (b) the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) of any Subsidiary of Borrower is less than
2.50 to 1.00, as calculated in accordance with the terms and conditions of the Indenture.

            "Foreign Subsidiary" shall mean a Subsidiary of Borrower or any of its Subsidiaries that is organized outside of the United States.

            "Funded Indebtedness" shall mean all Indebtedness that is funded, including, but not limited to, current, long-term and Subordinated Indebtedness; provided, however, that (a) reimbursement obligations (contingent or otherwise) under any letter of credit, banker's acceptance, interest rate swap, cap, collar or floor agreement or other interest rate management device shall not be deemed to be "funded" so long as such obligation remains solely a contingent obligation, and (b) any guaranty shall be deemed to be "funded" but shall be measured without duplication to Indebtedness otherwise already included as "funded".

            "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower; provided that, with respect to changes in generally accepted accounting principles that become effective following the Closing Date with respect to non-cash items, such changes shall not be given effect if Borrower, Agent and the Required Banks agree not to give effect to such changes for the purpose of evaluating the financial condition or performance of the Companies under this Agreement.

            "General Intangibles" shall mean all general intangibles now or hereafter acquired by Borrower, including but not limited to general intangibles as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, choses in action, causes of action, all customer lists, corporate or other business records, goodwill, computer software, rights to indemnification and tax refunds, and all proceeds of any of the foregoing, irrespective of the form or kind thereof, but specifically excluding inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks and copyrights.

            "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

            "Guarantor of Payment" shall mean any one of the Companies listed on
Schedule 2 attached hereto, which Companies are each executing and delivering a Guaranty of Payment, or any other Person that shall execute and deliver a Guaranty of Payment to Agent, for the benefit of the Banks, subsequent to the Closing Date.

            "Guaranty of Payment" shall mean each of the Guaranties of Payment of Debt executed and delivered on or after the Closing Date in connection herewith by a Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

            "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with Agent or any of the Banks, or any of their respective affiliates, in connection with the Debt.

            "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

            "Indenture" shall mean that certain Indenture dated as of June 2, 1999, between Borrower, as Issuer, and Norwest Bank Minnesota, National Association, as Trustee, pursuant to which the Senior Subordinated Notes were issued to the Senior Subordinated Noteholders, as the same may, with the prior written consent of Agent and the Required Banks, be from time to time amended, restated or otherwise modified.

            "Interest Adjustment Date" shall mean the last day of each Interest Period.

            "Interest Period" shall mean, with respect to any LIBOR Interest Segment, the period commencing on the date such LIBOR Interest Segment began to bear interest at a LIBOR Rate Option and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR

Interest Segment shall be one (1) month, two (2) months, three (3) months or six
(6) months, in each case as Borrower may select, as set forth in Section 2.2 hereof, provided that (a) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have made a Notice With Respect to Loan of a Base Rate Option with respect to such LIBOR Interest Segment at the end of the then current Interest Period; and (b) Borrower may not select any Interest Period for a LIBOR Interest Segment that ends after any date when principal is due on the Revolving Loan applicable to such LIBOR Interest Segment.

           "Interest Rate Protection" shall mean, with respect to Indebtedness of Borrower, that either (a) Borrower has obtained a fixed rate of interest on such Indebtedness, or (b) Borrower has entered into a Hedge Agreement or Hedge Agreements; either of which shall be upon such terms and conditions as shall be satisfactory to Agent.

            "Inventory" shall mean all (a) inventory, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b) goods that are raw materials; (c) goods that are work-in-process; (d) goods that are materials used or consumed in the ordinary course of Borrower's business; (e) goods that are, in the ordinary course of Borrower's business, held for sale or lease or furnished or to be furnished under contracts of service; and (f) substitutes and replacements for, and parts, accessories, additions, attachments or accessions to (a) through (f) above.

            "Investment Property" shall mean all investment property, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, investment property shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

            "KeyBank Letter of Credit Obligations" shall mean, collectively, all obligations of Borrower or any of its Subsidiaries to KeyBank National Association pursuant to any letter of credit facility, including any reimbursement or other obligations in connection therewith.

            "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio for Borrower of (a) Total Funded Indebtedness (for the most recently completed fiscal quarter of Borrower) to (b) Consolidated Pro-Forma EBITDA (for the most recently completed four (4) fiscal quarters of Borrower).

            "LIBOR Breakage Fees" shall mean the fees set forth in the second paragraph of Section 2.4 hereof.

            "LIBOR Interest Segment" shall mean, with respect to each Revolving Loan made hereunder, each part of the outstanding principal balance of such Revolving Loan, as selected by Borrower in accordance with the provisions of
Section 2.1 hereof, on which Borrower shall pay interest at a LIBOR Rate Option.

            "LIBOR Rate" shall mean, for any Interest Period with respect to any LIBOR Interest Segment, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent

(1/16th of 1%)) of (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Interest Segment, as provided by Dow Jones Markets Service (successor to Telerate Service), Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Interest Segment, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to the principal amount of such LIBOR Interest Segment and with a duration comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

            "LIBOR Rate Option" shall mean an interest rate determined with reference to the LIBOR Rate.

            "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

            "Loan" shall mean any Revolving Loan extended to Borrower by the Banks in accordance with Section 2.1 hereof.

            "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, each Security Agreement, each Pledge Agreement, the Agent Fee Letter, the Closing Fee Letter, all U.C.C. financing statements executed in connection with this Agreement and any of the foregoing agreements, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, operations, property, condition (financial or otherwise) or prospects of Borrower or (b) the business, operations, property, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole.

            "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as listed on
Schedule 1 hereto.

            "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

            "MP Colinet" shall mean Mecanique de Precision Colinet s.p.r.l., together with its successors and assigns.

            "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

            "Net Earnings" shall mean, for any period, the net income (loss) for such period (excluding from the calculation any nonrecurring gains or losses), determined in accordance with GAAP.

            "Note" shall mean any Revolving Credit Note, or any other note delivered pursuant to this Agreement.

            "Notice With Respect to Loan" shall mean, with respect to any request for, or change in the Interest Period or interest rate applicable to any portion of the outstanding principal balance of, a Loan, or a prepayment of any Loan, or any part thereof, a Notice With Respect to Loan in the form of Exhibit B hereto.

            "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

            "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

            "Parent" shall mean Park-Ohio Holdings Corp., an Ohio corporation, together with its successors and assigns. "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

            "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

            "Permitted Foreign Subsidiary Investments and Loans" shall mean (a) the investments by Borrower or a Domestic Subsidiary in Foreign Subsidiaries existing as of the Closing Date, as set forth on Schedule 5.11(b) hereto; (b) loans and investments by Borrower or a Domestic Subsidiary to or in a Foreign Subsidiary (other than MP Colinet) made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments does not exceed Fifteen Million Dollars ($15,000,000) at any time, provided, however, that, upon the disposition of any Foreign Subsidiary by Borrower or a Domestic Subsidiary in accordance with the provisions of this Agreement, the foregoing amount shall be reduced by an amount equal to the aggregate amount of loans outstanding to such Foreign Subsidiary on the Closing Date; and (c)unsecured Indebtedness of MP Colinet to any Person (other than a Company), so long as the aggregate amount of all such Indebtedness of MP Colinet does not exceed Four Million Dollars ($4,000,000) at any time.

            "Permitted Investment" shall mean (a) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business; (b) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;
(c) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's; (d) the holding by Borrower or a Subsidiary of Borrower, as the case may be, of Subsidiaries listed on Schedule 7.1 hereto; (e) any advance or loan to an officer or employee of a Company made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Five Hundred Thousand Dollars ($500,000) at any time outstanding; (f) the holding of any Domestic Subsidiary by Borrower or a Guarantor of Payment as a result of an Acquisition made pursuant to Section 5.13 hereof so long as such Domestic Subsidiary complies with the requirements of
Section 5.21 hereof; (g) the creation by Borrower or a Subsidiary of Borrower, as the case may be, of a Subsidiary so long as such Subsidiary complies with the requirements of Section 5.21 hereof; or (h) payments, directly or indirectly, to employees of Borrower to repurchase capital stock of Parent upon the death, disability or termination of employment of such employees, in amounts not to exceed the aggregate, for all such payments pursuant to this subpart (h), of One Million Five Hundred Thousand Dollars ($1,500,000) per fiscal year.

            "Permitted Parent Loans" shall mean loans or transfers, as the case may be, to Parent from Borrower or a Subsidiary of Borrower for any of the following purposes: (a) franchise taxes and other fees required to maintain Parent's corporate existence, (b) costs associated with preparation of required documents for filing with the SEC and with any exchange on which Parent's securities are traded, (c) federal, state, foreign and local taxes to the extent that such taxes are attributable to Parent's ownership of Borrower and its Subsidiaries, (d) payments, directly or indirectly, to employees of Parent to repurchase capital stock of Parent upon the death, disability or termination of employment of such employees, in amounts not to exceed the aggregate, for all such payments pursuant to this subpart (d) and subpart (h) of the definition of "Permitted Investment", of One Million Five Hundred Thousand Dollars ($1,500,000) per fiscal year, and (e) in addition to the loans or transfers permitted by subparts (a) through (d) hereof, and so long as no Default or Event of Default shall not have occurred, loans made by Borrower or any Subsidiary of Borrower to Parent which shall not exceed the aggregate amount, for all such loans by Borrower and its Subsidiaries, of Five Million Dollars ($5,000,000) at any time outstanding.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

            "Pledge Agreement" shall mean each of the Pledge Agreements executed and delivered to Agent, for the benefit of the Banks, by Borrower or a Guarantor of Payment, as applicable, with respect the Pledged Securities, on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

            "Pledged Securities" shall mean sixty-five percent (65%) of the stock or other equity interest of each Foreign Subsidiary of (a) Borrower or (b) any Subsidiary of Borrower, whether now owned or hereafter acquired or created, and all proceeds thereof.

            "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

            "Proceeds" shall mean (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Agent and the Banks to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Agent or any Bank to Borrower's sale, exchange, collection, or other disposition of any or all of the Collateral.

            "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) (a) incurred by Agent in the exercise of its reasonable discretion, or imposed upon or asserted against, Agent or any Bank in any attempt by Agent, on behalf of the Banks, to (i) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement or any Related Writing; (ii) obtain payment, performance or observance of any and all of the Debt; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits by Agent of Borrower or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

            "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by a Company or any Obligor, or any of their respective officers, to the Banks pursuant to or otherwise in connection with this Agreement.

            "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

            "Repurchase" shall mean the purchase by Parent of any of its outstanding capital stock.

            "Request for Extension" shall mean a notice, substantially in the form of Exhibit E hereto.

            "Required Banks" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount outstanding under the Notes.

            "Restricted Payment" shall mean, with respect to any Company, (a) any Capital Distribution, or (b) (i) any amount paid on, or in respect of the redemption (including any mandatory redemption or optional redemption), retirement, repurchase, direct or indirect, of the Senior Subordinated Notes or any other Subordinated Indebtedness, or (ii) the exercise by such Company of any right of defeasance or covenant defeasance or similar right with respect to the Senior Subordinated Notes or any other Subordinated Indebtedness.

            "Revolving Credit Commitment" shall mean the obligation hereunder of each Bank, during the Commitment Period, to participate in the making of Revolving Loans up to the aggregate amount set forth opposite such Bank's name under the column headed "Revolving Credit Commitment Amount" as set forth on
Schedule 1 hereto (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

            "Revolving Credit Note" shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1 hereof.

            "Revolving Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1 hereof.

            "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

            "Secured Debt" shall mean, collectively, (a) the Debt; (b) all obligations and liabilities now existing or hereafter incurred under, arising out of or in connection with any Hedge Agreement; and (c) the KeyBank Letter of Credit Obligations.

            "Senior Debt Coverage Ratio" shall mean the ratio of Total Senior Funded Indebtedness to Consolidated Pro-Forma EBITDA.

            "Senior Subordinated Noteholder" shall mean the holder or purchaser of any Note (as defined in the Indenture) under the Indenture.

            "Senior Subordinated Note" shall mean the Notes (as defined in the Indenture) issued pursuant to the Indenture.

            "Sister Company" shall mean a Person that is not a Subsidiary of Borrower, but that is (a) a Subsidiary of Parent or (b) a Person in which Parent or a Subsidiary of Parent has an ownership interest.

            "Special Account" shall mean an Account with respect to which the Account Debtor is the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business which is located in a foreign country.

            "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

            "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Banks) in favor of the prior payment in full of the Debt.

            "Subsidiary" of a Person shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, (b) a partnership or limited liability company of which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which such Person or one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

            "Security Agreement" shall mean each Security Agreement executed and delivered to Agent, for the benefit of the Banks, by a Guarantor of Payment on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

            "Total Commitment Amount" shall mean the principal amount of One Hundred Eighty Million Dollars ($180,000,000) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

            "Total Funded Indebtedness" shall mean, on a Consolidated basis and in accordance with GAAP, all Funded Indebtedness of Borrower.

            "Total Senior Funded Indebtedness" shall mean Total Funded Indebtedness other than Subordinated Indebtedness.

            "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

            "Weekly Compliance Certification" shall mean a Weekly Compliance Certification, substantially in the form of Exhibit D hereto.

            "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

            "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, all of the securities or other ownership interest of which having ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

            Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP. Unless otherwise defined in this
Article I, terms that are defined in Chapter 1309 of the Ohio Revised Code, as in effect from time to time, are used herein as so defined.

            The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

            SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank will participate, to the extent hereinafter provided, in making Revolving Loans to Borrower in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Revolving Loans outstanding under this Agreement be in excess of the Total Commitment Amount.

            Each Bank, for itself and not one for any other, agrees to participate in Loans made hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower hereunder, the aggregate principal amount then outstanding on the Notes issued to such Bank, shall not be in excess of the Maximum Amount for such Bank, and
(b) such aggregate principal amount outstanding on the Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (including the Notes held by such Bank) that is such Bank's Commitment Percentage.

            Each borrowing from the Banks hereunder shall be made pro rata according to the Banks' respective Commitment Percentages.

            Each Revolving Loan shall mature on the last day of the Commitment Period and shall bear interest at a Base Rate Option or one or more LIBOR Rate Options as selected by Borrower in accordance with the terms and conditions set forth herein.

            With respect to the Base Interest Segment of each Revolving Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing December 31, 2000, and on the last day of each succeeding March, June, September and December thereafter and at the maturity thereof, at the Derived Base Rate from time to time in effect.

            With respect to each LIBOR Interest Segment of each Revolving Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time, from the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto. Interest on each such LIBOR Interest Segment shall be at the Derived LIBOR Rate, as calculated on the first day of the Interest Period applicable thereto (fixed for such Interest Period with respect to the LIBOR Rate, but subject to changes in the Applicable Margin), and shall be payable on the Interest Adjustment Date with respect to such Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

            At the request of Borrower to Agent, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall change all or any part of a Base Rate Segment of any Revolving Loan to a LIBOR Rate Option at any time, and shall change any LIBOR Interest Segment of any Revolving Loan to a Base Rate Option on the Interest Adjustment Date applicable to such LIBOR Interest Segment.


            The obligation of Borrower to repay the Revolving Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower in the form of Exhibit A hereto, payable to the order of such Bank in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1 to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

            SECTION 2.2. CONDITIONS TO LOANS AND CHANGES IN INTEREST RATE. The obligation of the Banks to make a Loan, and change the interest rate applicable to any portion of the outstanding principal balance of such Loan is conditioned, in the case of each borrowing and upon each change of interest rate hereunder, upon:

            (a) all conditions precedent as listed in Article IV hereof shall have been satisfied on or before the Closing Date;

            (b) with respect to a request for a Revolving Loan to be borrowed at a Base Rate Option, receipt by Agent of a Notice With Respect to Loan by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, and, with respect to a request for a Revolving Loan to be borrowed at one (1) or more LIBOR Rate Options, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing. Such Notice With Respect to Loan shall be signed by a Financial Officer of Borrower, except that, with respect to a notice requesting Loans in an aggregate amount of less than Five Million Dollars ($5,000,000), such Notice With Respect to Loan may be signed by Anita Woodworth, or such other agent of Borrower who may be authorized by Borrower in a writing delivered to Administrative Agent. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such Notice With Respect to Loan, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such Notice With Respect to Loan is received. On the date such Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland,

Ohio time), with the amount in federal or other immediately available funds, required of it, and, upon receipt by Agent of such funds from all of the Banks, Agent shall, by 5:00 P.M. (Cleveland, Ohio time) remit the proceeds of such Loan to Borrower. If Agent elects to advance the proceeds of such Loan prior to receiving funds from any Bank, Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive from Borrower, on demand, such amount, in the event that such Bank fails to reimburse Agent. Agent shall also have the right to receive interest from such Bank at the Federal Funds Rate in the event that such Bank shall fail to provide its portion of the Loan on the date requested and Agent elects to provide such funds;

            (c) with respect to a request for a change in or continuation of an interest rate option relating to any outstanding Revolving Loan, receipt by Agent of a Notice With Respect to Loan by (i) 11:00 A.M. (Cleveland, Ohio time) on the proposed date that any Base Rate Option is to become effective, and, (ii) 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date that any LIBOR Rate Option is to become effective. Such Notice With Respect to Loan shall be signed by a Financial Officer of Borrower, except that, with respect to a notice requesting a change in or continuation of an interest option relating to outstanding Revolving Loans the aggregate principal amount of which is less than Five Million Dollars ($5,000,000), such Notice With Respect to Loan may be signed by Anita Woodworth, or such other agent of Borrower who may be authorized by Borrower in a writing delivered to Administrative Agent. Agent shall notify each Bank of the date, amount and Interest Period (if applicable) promptly upon the receipt of any such Notice With Respect to Loan, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such Notice With Respect to Loan is received;

            (d) with respect to a request for a Revolving Loan or change in or continuation of an interest rate option, (i) each Base Rate Segment shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), and (ii) each LIBOR Interest Segment shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000);

            (e)   the fact that no Default or Event of Default shall then exist;
and

            (f) the fact that each of the representations and warranties contained in Article VII hereof shall be true and correct in all material respects, except to the extent that any thereof expressly relate to an earlier date.

            At no time shall Borrower have selected more than ten (10) different Interest Periods for LIBOR Rate Options, and, if any Base Rate Option has been selected, then Borrower shall not have selected more than nine (9) different Interest Periods.

            Each request by Borrower for the making of a Loan, or for the change in or continuation of, an interest rate option, shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (e) and (f) above.

            Each notice of a selection or continuation of, or change to, a LIBOR Rate Option shall be irrevocable and binding on Borrower and Borrower shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund any LIBOR Interest Segment. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and commitment and other fees shall be made to Agent in immediately available funds for the account of the Banks. Agent, on the same Business Day, shall distribute to each Bank its ratable share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and
(b) the principal amount of each Revolving Loan, and the amount of each Base Interest Segment and LIBOR Interest Segments applicable thereto, and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Interest Segment, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

            SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Revolving Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. With respect to a prepayment of any Base Rate Interest Segment, Borrower shall have delivered to Agent a Notice With Respect to Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and, with respect to a prepayment of any LIBOR Interest Segment, Borrower shall have delivered to Agent a Notice With Respect to Loan by not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made. Prepayment of a Base Interest Segment shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement.

            In any case of change of a LIBOR Interest Segment to a Base Rate Option or different LIBOR Rate Option, or of prepayment of any amount of any LIBOR Interest Segment, prior to the last day of the Interest Period applicable thereto (a "Revision To Interest Period"), Borrower agrees that if the reinvestment rate, as quoted by the money desk of Agent ("Reinvestment Rate"), shall be lower than the LIBOR Rate applicable to the LIBOR Interest Segment that is intended to have a Revision To Interest Period (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by Agent, promptly pay to Agent, for the benefit of the Banks, in immediately available funds, a LIBOR breakage fee equal to the product of (a) a rate that shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times (b) the principal amount of the LIBOR Interest Segment that is to have a Revision To Interest Period, times (c) (i) the number of days remaining in the Interest Period of the LIBOR Interest Segment that is to have a Revision To Interest Period divided by (ii) three hundred sixty (360). In addition, Borrower shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Agent or the Banks in connection with such Revision To Interest Period, upon Borrower's receipt of a written statement from Agent. Each such change of a LIBOR Interest Segment to a Base Rate Option or a different LIBOR Rate option, or of prepayment of any amount of any LIBOR Interest Segment shall be in the aggregate principal sum of not less than Five Million Dollars ($5,000,000), except in the case of a mandatory prepayment pursuant to Section 2.7 or Article III hereof.

            SECTION 2.5. COMMITMENT AND OTHER FEES; REDUCTION OF COMMITMENT.

            (a) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Commitment hereunder, a commitment fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, times (ii) (A) the maximum Total Commitment Amount in effect during such quarter, less (B) the average daily aggregate principal amount of all Revolving Loans outstanding during such quarter. The commitment fee shall be payable, in arrears, on December 31, 2000, and on the last day of each March, June, September and December thereafter, and on the last day of the Commitment Period.

            (b) Borrower shall pay to Agent, for its sole benefit, all fees set forth in the Administrative Agent Fee Letter.

            (c) Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Commitment of the Banks hereunder to an amount not less than the aggregate principal amount of the Loans then outstanding, by giving not fewer than three (3) Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of not less than Five Million Dollars ($5,000,000) or any multiple thereof. Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrower reduces in whole the Commitment of the Banks, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and commitment and other fees accrued and unpaid), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower. Any partial reduction in the Commitment of the Banks shall be effective during the remainder of the Commitment Period.

            SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty
(360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, at the option of the Required Banks, the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

            SECTION 2.7. MANDATORY PAYMENT. If the aggregate principal amount of all Loans outstanding at any time exceeds the Total Commitment Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the aggregate outstanding principal amount of all Loans within the Commitment of the Banks. Any prepayment of a LIBOR Interest Segment pursuant to this Section 2.7 shall be subject to the prepayment fees set forth in Section 2.4 hereof.

            SECTION 2.8. FIXED CHARGE COVERAGE RATIO CONDITION. Borrower shall
(a) provide immediate written notice to Agent and the Banks at any time that the Fixed Charge Coverage Ratio Condition exists or, within the next three (3) months, is likely to exist, and, so long as the Fixed Charge Coverage Ratio exists, Borrower shall not request any Loan, and the Banks shall not be obligated to make any Loan, unless (i) the proceeds of such Loan shall constitute Permitted Indebtedness (as defined in the Indenture), and (ii) upon request of Agent, Borrower shall provide to the Banks such evidence of use of proceeds of the Loans and such opinion of counsel with respect to the Indenture, as Agent may require in its reasonable discretion, and (b) on the first Business Day of each week, commencing on the Monday after the Closing Date, furnish to Agent, a Weekly Compliance Certification, certified by a Financial Officer of Borrower.

            SECTION 2.9. EXTENSION OF COMMITMENT. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3 (b) hereof (beginning with the financial statements for Borrower's fiscal year ending December 31, 2001), Borrower may deliver a Request for Extension, requesting that the Banks extend the maturity of the Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Banks and shall be upon such terms and conditions as may be agreed to by Agent, Borrower and the Banks. Borrower shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrower and Agent.


          ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR INTEREST
                      SEGMENTS; INCREASED CAPITAL; TAXES.

            SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Interest Segment(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Interest Segment by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of maintaining hereunder such LIBOR Interest Segment or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Interest Segment, then, upon demand by such Bank, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Interest Segment, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Interest Segment. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may select a Base Rate Option regardless of the Interest Period thereof. Any such selection of a Base Rate Option for a LIBOR Interest Segment prior to the end of the Interest Period for such LIBOR Interest Segment shall be subject to the LIBOR Breakage Fees. Each Bank shall notify Borrower as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event that will likely require the payment by Borrower of any such additional amount under this Section.

            SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of any LIBOR Rate Option or in a reduction in the amount of principal or interest receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Interest Segment, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

            If any Bank receives such additional consideration from Borrower pursuant to this Section 3.2, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

            Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may select a Base Rate Option for such LIBOR Interest Segment regardless of the Interest Period of any such LIBOR Interest Segment. Any such selection of a Base Rate Option for a LIBOR Interest Segment prior to the end of the Interest Period for such LIBOR Interest Segment shall be subject to the LIBOR Breakage Fees.

            SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Interest Segment, in the event that Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Interest Segment are not available to Agent in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower and (a) any notice of a new LIBOR Interest Segment (or change of interest rate from a Base Rate Option to a LIBOR Rate Option) previously given by Borrower and not yet finalized shall be deemed to be a request for a Base Rate Option, and (b) Borrower shall be obligated to select a Base Rate Option for each LIBOR Interest Segment on the last day of the then current Interest Period with respect thereto.

            SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Bank against any loss or expense that such Bank may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Interest Segment, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds obtained by it for the purpose of providing or maintaining such LIBOR Rate Option, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

            SECTION 3.5. CHANGES IN LAW RENDERING LIBOR RATE OPTIONS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Interest Segment that it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Bank to fund such LIBOR Interest Segment shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and Agent declare that its commitment with respect to such LIBOR Rate Option has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Interest Segment previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, Agent and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, select a Base Rate Option. Any such selection of a Base Rate Option for a LIBOR Interest Segment prior to the end of the Interest Period for such LIBOR Interest Segment shall be subject to the LIBOR Breakage Fees.

            SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, fund any LIBOR Interest Segment hereunder with moneys obtained outside the United States.

            SECTION 3.7. CAPITAL ADEQUACY. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction, provided that Borrower's obligation under this Section 3.7 are limited to the parts of such reduction directly related to the Loans. No Bank shall enforce this provision solely against Borrower or against a few of such Bank's customers without in each case generally enforcing these (or similar) provisions in other contracts; provided that, anything herein to the contrary notwithstanding, (a) no Bank shall be required to disclose to any Company the identity of or the nature of the Bank's relationship with, any other of such Bank's customers and (b) a general written statement of Bank regarding the satisfaction of this requirement shall be satisfactory to Borrower). Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period; provided, however, that no Bank shall be entitled to demand compensation for any reduction in return on capital pursuant to this Section for any period if longer than one (1) year has elapsed since such Bank became aware of the reduction in return on capital for such period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.


                        ARTICLE IV. CONDITIONS PRECEDENT

            The obligation of the Banks to make the first Loan is subject to Borrower satisfying each of the following conditions:

            SECTION 4.1. NOTES. Borrower shall have executed and delivered to each Bank its Revolving Credit Note.

            SECTION 4.2. GUARANTIES OF PAYMENT OF DEBT. Each Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Banks, a Guaranty of Payment, in form and substance satisfactory to Agent.

            SECTION 4.3. SECURITY AGREEMENTS. Each Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Banks, a Security Agreement, in form and substance satisfactory to Agent.

            SECTION 4.4. PLEDGE AGREEMENTS. Borrower and each Guarantor of Payment, as applicable, shall have executed and delivered to Agent, for the benefit of the Banks, a Pledge Agreement, in form and substance satisfactory to Agent, together with delivery of the Pledged Securities and stock transfer powers required by the terms of each respective Pledge Agreement.

            SECTION 4.5. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower and each Guarantor of Payment shall have delivered to each Bank an officer's certificate certifying the names of the officers of Borrower or such Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (b) the Organizational Documents of Borrower and each Guarantor of Payment.

            SECTION 4.6. LEGAL OPINION. Borrower shall have delivered to Agent an opinion of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Agent and the Banks.

            SECTION 4.7. GOOD STANDING CERTIFICATES. Borrower shall have delivered to Agent a good standing certificate for Borrower and each Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state(s) where Borrower or such Guarantor of Payment is incorporated or qualified as a foreign corporation.

            SECTION 4.8. INDENTURE. With respect to the Indenture, Borrower shall have provided to Agent and the Banks (a) a copy of the Indenture, together with any amendments or supplements thereto, certified by an officer of Borrower as being true and complete, and (b) an officer's certificate, signed by a Financial Officer of Borrower, and otherwise in form and substance satisfactory to Agent and the Banks, certifying that (i) no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) exists under the Indenture, nor will exist after the making of the first Loan hereunder, (ii) the Fixed Charge Coverage Ratio Condition does not exist, nor will it exist after the making of the first Loan hereunder, and (iii) all of the Debt constitutes both Senior Indebtedness (as defined in the Indenture) and Designated Senior Indebtedness (as defined in the Indenture).

            SECTION 4.9. INSURANCE CERTIFICATES. Borrower shall have delivered to Agent evidence of insurance on ACORD 27 form and otherwise satisfactory to Agent of adequate personal property and liability insurance of Borrower and each Guarantor of Payment, with Agent listed as loss payee and additional insured.

            SECTION 4.10. ADMINISTRATIVE AGENT FEE LETTER; CLOSING FEE LETTER AND LEGAL FEES. Borrower shall have (a) executed and delivered to Agent the Administrative Agent Fee Letter and paid to Agent, for its sole benefit, the fees described therein; (b) executed and delivered to the Banks the Closing Fee Letter and paid to Agent, for the benefit of the Banks, the fees described therein; and (c) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

            SECTION 4.11. FINANCING STATEMENTS AND LIEN SEARCHES. With respect to the property owned or leased by Borrower and each Guarantor of Payment, Borrower shall have caused to be delivered to Agent (a) U.C.C. financing statements satisfactory to Agent and the Banks; (b) the results of U.C.C. lien searches, satisfactory to Agent and the Banks; (c) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Banks; and (d) U.C.C. termination statements reflecting termination of all financing statements previously filed by any party other than Agent that has a security interest in any part of the Collateral or any other property securing the Debt and that is not expressly permitted pursuant to this Agreement.

            SECTION 4.12. EXISTING CREDIT AGREEMENT. Borrower shall have terminated the Amended and Restated Credit Agreement among Borrower, the banking institutions a party thereto, KeyBank National Association, as administrative agent, and The Huntington National Bank, as co-agent, dated as of November 2, 1998, as amended, which termination shall be deemed to have occurred upon payment in full of the "Debt", as defined therein.

            SECTION 4.13. LANDLORDS' AND MORTGAGEES' WAIVERS. Borrower shall have delivered to Agent a landlord's waiver and a mortgagee's waiver, if applicable, each in form and substance satisfactory to Agent and the Banks, for each location where any of the Collateral is located, unless such location is owned by Borrower or any of its Subsidiaries.

            SECTION 4.14. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of Borrower and its Subsidiaries taken as a whole since September 30, 2000.

            SECTION 4.15. MISCELLANEOUS. Borrower shall have provided to Agent and the Banks such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.


                              ARTICLE V. COVENANTS

            Borrower agrees that so long as the Commitment remains in effect and thereafter until all of the Debt shall have been paid in full, Borrower shall perform and observe, and, as appropriate, shall cause each other Company to perform and observe, each of the following provisions:

            SECTION 5.1. INSURANCE. Borrower and each Subsidiary of Borrower shall at all times maintain insurance upon its Inventory and other personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as may be reasonably acceptable to Agent, with provisions reasonably satisfactory to Agent, for payment of all losses thereunder with respect to the Collateral and the collateral described in the Security Agreements to Agent, for the benefit of the Banks, and Borrower or such Subsidiary, as the case may be, as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Banks), and, if required by Agent, Borrower shall deliver certificates or other evidence of such policies to Agent. Any such policies of insurance shall provide for no fewer than thirty
(30) days prior written notice of cancellation to Agent. Any sums received by Agent, for the benefit of the Banks, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Agent, be applied upon any Debt whether or not the same is then due and payable, or may be delivered to Borrower for the purpose of replacing, repairing, or restoring the insured property; provided, however, that, so long as no Event of Default exists, any sums received by Agent shall be paid to Borrower, if Borrower so requests, for the sole purpose of replacing, repairing, or restoring the insured property that has been damaged or destroyed. Agent is hereby authorized to act as attorney-in-fact for Borrower at any time that an Event of Default exists in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and Borrower shall pay to Agent, upon demand, the cost thereof. Should Borrower fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of Agent's written request, Borrower shall furnish to Agent such information about Borrower's insurance as Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Agent and certified by a Financial Officer of Borrower.

            SECTION 5.2. MONEY OBLIGATIONS. Borrower and its Subsidiaries shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which Borrower or such Subsidiary may be or become liable or to which any or all of the properties of Borrower or such Subsidiary may be or become subject; (b) all wage obligations of Borrower or such Subsidiary to the employees of Borrower or such Subsidiary in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of the other obligations of Borrower or such Subsidiary calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

            SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to each
Bank:

            (a) within sixty (60) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of Parent and Borrower, balance sheets of Parent and Borrower as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, prepared on a consolidated basis as to Parent and a Consolidated and consolidating basis as to Borrower (independent of Parent), all such statements to be prepared in accordance with GAAP and in form and detail satisfactory to the Banks and certified by a Financial Officer of Borrower, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (b) within one hundred twenty (120) days after the end of each fiscal year of Parent and Borrower, an annual audit report of Parent and Borrower for that year prepared on a consolidated basis as to Parent and a Consolidated and consolidating basis as to Borrower (independent of Parent), all such statements to be prepared in accordance with GAAP and in form and detail satisfactory to the Banks and certified by an independent public accountant satisfactory to the Banks, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period;

            (c)   concurrently with the delivery of the financial statements in
(a) and (b) above, a Compliance Certificate;

            (d) with the delivery of the quarterly and annual financial statements in (a) and (b) above, a copy of any letter disclosing material weaknesses in the internal controls of Borrower or any Subsidiary of Borrower or such similar writings;

            (e) within one hundred twenty (120) days after the end of each fiscal year of Borrower, annual pro-forma projections of Borrower on a Consolidated and consolidating basis, and including pro-forma calculations of the financial covenants set forth in Section 5.7 hereof, for the then current fiscal year and the next two (2) succeeding fiscal years, to be in form reasonably acceptable to Agent;

            (f) on the first Business Day of each week, commencing on the Monday after the Closing Date, a Weekly Compliance Certification, certified by a Financial Officer of Borrower, in accordance with Section 2.8 hereof;

            (g) as soon as available or, if later, as soon as lawfully permitted under any applicable rule or regulation of the SEC, copies of all material notices, reports, definitive proxy or other statements and other documents sent by Borrower (or Parent, if applicable) to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (or Parent, if applicable) in final form to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's or Parent's securities; and

            (h) within ten (10) days of Agent's written request, such other information about the financial condition, properties and operations of any Company as Agent may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Agent and certified by a Financial Officer of the Company or Companies in question.

            SECTION 5.4. FINANCIAL RECORDS. Borrower and each of its Subsidiaries shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent, or any representative of Agent, to examine the books and records of Borrower or any such Subsidiary and to make excerpts therefrom and transcripts thereof.

            SECTION 5.5. FRANCHISES . Except as permitted pursuant to Section
5.12 hereof, each Company shall preserve and maintain at all times its existence.

            SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or that Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower and its Subsidiaries. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent, deliver or cause to be delivered to Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

            SECTION 5.7. FINANCIAL COVENANTS.

            (a) INTEREST COVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four (4) fiscal quarters of Borrower, the ratio of (i) Consolidated Pro-Forma Pre-Tax Earnings plus Consolidated Pro-Forma Interest Expense to (ii) Consolidated Pro-Forma Interest Expense to be less than 1.60 to 1.00.

            (b) SENIOR DEBT COVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four (4) fiscal quarters of Borrower, the Senior Debt Coverage Ratio to exceed (i) 2.85 to 1.00 from the Closing Date through December 30, 2001, and (ii) 2.50 to 1.00 on December 31, 2001 and thereafter.

            (c) LEVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four (4) fiscal quarters of Borrower, the Leverage Ratio to exceed 4.80 to 1.00.

            (d) CASH-FLOW COVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four (4) fiscal quarters of Borrower, the Cash-Flow Coverage Ratio to be less than 1.25 to 1.00.

            (e) NET WORTH. Borrower shall not suffer or permit Consolidated Net Worth, at any time, based upon the financial statements of Borrower for the most recently completed fiscal quarter, to be less than the current minimum amount required, which current minimum amount required shall be One Hundred Thirty-Nine Million Five Hundred Fourteen Thousand Dollars ($139,514,000) on the Closing Date through December 30, 2000, with such current minimum amount required to be positively increased by the Increase Amount on December 31, 2000, and by an additional Increase Amount on the last day of each fiscal quarter thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to (i) sixty-five percent (65%) of the positive Consolidated Net Earnings of Borrower for the fiscal quarter then ended, plus (ii) one hundred percent (100%) of the proceeds of any equity offering by Borrower or any of its Subsidiaries or any debt offering by Borrower or any of its Subsidiaries to the extent converted to equity.

            SECTION 5.8. BORROWING. No Company (including, but not limited to Parent) shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to:

            (a)   the Loans or any other Indebtedness under this Agreement;

            (b)   Permitted Parent Loans;

            (c) loans or capital leases to Borrower or a Guarantor of Payment for the purchase or lease of assets, which loans or leases are secured by the assets being purchased or leased, so long as the aggregate principal amount of all such loans and leases does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) at any time outstanding;

            (d) the Indebtedness of Borrower or a Guarantor of Payment existing on the Closing Date as set forth in Schedule 5.8 hereto;

            (e) the Subordinated Indebtedness of Borrower incurred under the Senior Subordinated Notes in an aggregate original principal amount not to exceed One Hundred Ninety-Nine Million Nine Hundred Thirty Thousand Dollars ($199,930,000), provided that such Subordinated Indebtedness may not be renewed, extended, refinanced or increased; (f) loans by Borrower or a Guarantor of Payment to Borrower or a Guarantor of Payment in the ordinary course of business;

            (g)   Indebtedness under any Hedge Agreement;

            (h) unsecured Indebtedness of Borrower or a Guarantor of Payment so long as such Indebtedness has been Subordinated to the Debt pursuant to the terms and conditions of a Subordination Agreement in form and substance satisfactory to Agent;

            (i) Indebtedness incurred by Borrower or a Guarantor of Payment in connection with any synthetic lease, so long as the aggregate principal amount of all such Indebtedness incurred by Borrower and all Guarantors of Payment in connection with all synthetic leases does not exceed One Million Dollars ($1,000,000) at any time outstanding;

            (j) Indebtedness of Borrower or a Guarantor of Payment in connection with any letter of credit issued for the account of Borrower or such Guarantor of Payment, so long as the aggregate amount of all such Indebtedness of Borrower and all Guarantors of Payment in connection with all such letters of credit does not exceed Five Million Dollars ($5,000,000) at any time;

            (k)   Permitted Foreign Subsidiary Loans and Investments; or

            (l)   in addition to the Indebtedness permitted pursuant to subparts
(a) through (k) above, other unsecured Indebtedness of Borrower or a Guarantor of Payment so long as the aggregate outstanding principal amount of all such unsecured Indebtedness of Borrower and all Guarantors of Payment does not exceed Five Hundred Thousand Dollars ($500,000) at any time.

            SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

            (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

            (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

            (c) Liens on property or assets of Borrower or a Subsidiary of Borrower to secure obligations of Borrower or such Subsidiary of Borrower to a Guarantor of Payment;

            (d) Liens on fixed assets securing the loans or capital leases pursuant to Section 5.8 (c) hereof, provided that such Lien only attaches to the property being acquired; (e) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

            (f)   the Liens existing on the Closing Date as set forth in
Schedule 5.9 hereto;

            (g)   any Lien granted to Agent, for the benefit of the Banks; or

            (h) any Lien on fixed assets owned by a Company (other than Parent) as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as such Lien is released within thirty (30) days of such Acquisition (unless Borrower shall have obtained the prior written consent of Agent and the Required Banks).

No Company shall enter into any contract or agreement that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company.

            SECTION 5.10. REGULATIONS U and X. Neither Borrower nor any Subsidiary of Borrower shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

            SECTION 5.11. INVESTMENTS AND LOANS.

            (a) Borrower and its Subsidiaries shall not (i) make or hold any investment in any stocks, bonds or securities of any kind in any Sister Company, or (ii) make or keep outstanding any advance or loan to any Sister Company.

            (b) Without the prior written consent of Agent and the Required Banks, Borrower and its Subsidiaries shall not (i) make or hold any investment in any stocks, bonds or securities of any kind in any Person that is not a Guarantor of Payment, (ii) make or keep outstanding any advance or loan to any Person that is not a Guarantor of Payment, or (iii) be or become a Guarantor of any kind; provided that this Section 5.11(b) shall not apply to:

                  (A)   Permitted Parent Loans;

                  (B)   Permitted Investments;

                  (C) loans made by Borrower or a Guarantor of Payment to Borrower or a Guarantor of Payment in the ordinary course of business;

                  (D) guaranties of the Secured Debt by Subsidiaries of Borrower;

                  (E) guaranties by Borrower of Indebtedness of Guarantor of Payment;

                  (F) investments in any Person that is not Parent, a Sister Company or Borrower so long as all such investments do not exceed the aggregate amount of Ten Million Dollars ($10,000,000) at any time; or

                  (G) loans or investments made by Borrower or a Domestic Subsidiary that constitute Permitted Foreign Subsidiary Investments and Loans.

            (c) Parent shall not (i) make or hold any investment in any stocks, bonds or securities of any kind in any Person that is not Borrower or a Guarantor of Payment, (ii) make or keep outstanding any advance or loan to any Person that is not Borrower or a Guarantor of Payment, or (iii) be or become a Guarantor of any kind, except guaranties securing only Indebtedness of Borrower and its Subsidiaries incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to (A) any investments or loans of Parent that do not exceed the aggregate amount, for all such investments and loans, of Five Million Dollars ($5,000,000) at any time existing or outstanding, or (B) the holding of any stock of any Sister Company.

            (d) Anything herein to the contrary notwithstanding, in no event shall any Subsidiary of Borrower become a Guarantor of all or any part of the Indebtedness incurred in connection with the Senior Subordinated Notes.

            SECTION 5.12. MERGER AND SALE OF ASSETS. Without the prior written consent of Agent and the Required Banks, no Company shall merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any of its assets to any Person, except that:

            (a) any Company may sell, lease, transfer or otherwise dispose of its assets in the ordinary course of business or may dispose of obsolete equipment in the ordinary course of business that is no longer useful;

            (b) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, any Subsidiary of Borrower may merge with one (1) or more Guarantors of Payment, provided that either (i) the continuing or surviving corporation shall be a Wholly-Owned Subsidiary that is a Guarantor of Payment, or (ii) after giving effect to any merger pursuant to this subsection (a), Borrower and/or one or more Wholly-Owned Subsidiaries that are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving corporation as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) owned of the merged Subsidiary of Borrower immediately prior to such merger;

            (c) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, any Subsidiary of Borrower may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower,
(ii) any Wholly-Owned Subsidiary that is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which Borrower and/or one or more Wholly-Owned Subsidiaries, that are Guarantors of Payment, shall own not less than the same percentage of Voting Power as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) then own of the Subsidiary of Borrower making such sale, lease, transfer or other disposition;

            (d) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, (i) Borrower or any of its Subsidiaries may sell all of the outstanding stock of any Subsidiary of Borrower with total assets of less than Two Hundred Fifty Thousand Dollars ($250,000) that is not required to be a Guarantor of Payment pursuant to Section 5.21 hereof, or (ii) any Subsidiary of Borrower with total assets of less than Two Hundred Fifty Thousand Dollars ($250,000) that is not required to be a Guarantor of Payment pursuant to Section 5.21 hereof may dispose of all or a substantial part of such assets for fair market value;

            (e) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, any Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary that is a Wholly-Owned Subsidiary so long as such Wholly-Owned Subsidiary is the surviving entity; and

            (f) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any other Foreign Subsidiary that is a Wholly-Owned Subsidiary.

            SECTION 5.13. ACQUISITIONS. Borrower shall not acquire or permit any Subsidiary of Borrower to acquire the assets or stock of any other Person; provided, however, that Borrower may acquire the stock, and any Guarantor of Payment may acquire the stock or assets of, another Person so long as:

            (a) such Guarantor of Payment is the surviving entity of the Acquisition (in the case of a merger, consolidation or other combination) or the Person to be acquired becomes a Guarantor of Payment promptly after such Acquisition (in the case of the acquisition of the stock (or other equity interest) of a Person) in accordance with Section 5.21 hereof;

            (b) no Default of Event of Default shall then exist or immediately thereafter begin to exist;

            (c) Borrower shall have provided to Agent and the Banks, at least fifteen (15) Business Days prior to the date of such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a Compliance Certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition, together with a certificate listing the aggregate amount of Consideration paid for all Acquisitions by Borrower and all Guarantors of Payment during the preceding four (4) fiscal quarters; and

            (d) Borrower shall have obtained the prior written consent of Agent and the Required Banks with respect to any Acquisition by Borrower or any Guarantor of Payment in which the Consideration to be paid by Borrower or such Guarantor of Payment would cause the aggregate amount of Consideration paid for all Acquisitions by Borrower and all Guarantors of Payment during any four (4) consecutive fiscal quarters to exceed the aggregate amount of Twenty-Five Million Dollars ($25,000,000).

            SECTION 5.14. NOTICE.

            (a) Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Banks whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VII hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete;

            (b) Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Banks if (i) any Guarantor of Payment shall sell, lease transfer or otherwise dispose of more than ten percent (10%) of the total assets of such Guarantor of Payment to Borrower, (ii) any Guarantor of Payment shall make any loan or advance to Borrower in excess of One Million Dollars ($1,000,000), or (iii) any Guarantor of Payment makes any Capital Distribution to Borrower in excess of One Million Dollars ($1,000,000) that simultaneously with the making thereof is not going to be used by Borrower to (A) make Permitted Parent Loans, (B) make Repurchases permitted pursuant to Section 5.20(b) hereof, (C) make dividends to shareholders of Parent as the Companies shall determine, provided, that such dividends shall actually be paid in such amount, or (D) repay Indebtedness of Borrower otherwise permitted to be paid pursuant to this Agreement; and

            (c) Borrower shall provide written notice to Agent and the Banks contemporaneously with any notice provided to the trustee or the Senior Subordinated Noteholders under the Indenture or the Senior Subordinated Notes.

            SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in material violation of any Environmental Law. As used in this

Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

            SECTION 5.16. AFFILIATE TRANSACTIONS. Borrower shall not, and shall not permit any Subsidiary of Borrower to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower or such Subsidiary of Borrower on terms that are less favorable to Borrower or such Subsidiary of Borrower, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company; or (b) any transaction between Borrower and an Affiliate (if a Guarantor of Payment) that Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

            SECTION 5.17. USE OF PROCEEDS. Borrower's use of the proceeds of the Revolving Credit Notes shall be solely for working capital and other general corporate purposes of Borrower and its Subsidiaries and for Acquisitions permitted pursuant to the terms of this Agreement.

            SECTION 5.18. CORPORATE NAMES AND LOCATION OF COLLATERAL. Neither Borrower nor any of its Subsidiaries shall change its corporate name (including a change in name as a result of a merger permitted pursuant to Section 5.13 hereof), unless, in each case, Borrower shall provide Agent and the Banks with at least thirty (30) days prior written notice thereof. Except as set forth on
Schedule 7.5 hereto, neither Borrower nor any of its Subsidiaries shall use trade names, assumed names or fictitious names without giving Agent and the Banks at least thirty (30) days prior written notice thereof. Borrower shall also provide Bank with at least thirty (30) days prior written notification of
(a) any change in any location where the Inventory of Borrower or any of its Subsidiaries is maintained, and any new locations where any Inventory of Borrower or any of its Subsidiaries is to be maintained; (b) any change in the location of the office where any records of Borrower or any of its Subsidiaries pertaining to their Accounts are kept; (c) the location of any new places of business of Borrower or any of its Subsidiaries and the changing or closing of any of their existing places of business; and (d) any change in the chief executive office of Borrower or any of its Subsidiaries. In the event of any of the foregoing, Borrower shall promptly execute and deliver to Agent (and Borrower agrees that Bank may execute and deliver the same as Borrower's irrevocable attorney-in-fact) new U.C.C. financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent's sole discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Banks, in the Collateral, based upon such new places of business or names, and Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Agent therefor if Agent pays the same. Such amounts shall be Related Expenses hereunder.

            SECTION 5.19. COLLATERAL. Borrower shall:

            (a) at all reasonable times allow Agent or any Bank by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from Borrower's books and other records, including, without limitation, the tax returns of Borrower; (ii) arrange for verification of Borrower's Accounts, under reasonable procedures, directly with Account Debtors or by other methods; and (iii) examine and inspect Borrower's Inventory, wherever located;

            (b) promptly furnish to Agent upon Agent's reasonable request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of Borrower's Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Agent may reasonably request;

            (c) with respect to Special Accounts, Borrower shall (i) promptly furnish to Agent upon Agent's reasonable request a statement as to the aggregate amount of all such Special Accounts of Borrower and its Subsidiaries, together with such other information as Agent may reasonably request, and (ii) take such action and execute and deliver such documents or instruments as Agent shall request to allow Agent, on behalf of the Banks, to make the appropriate filings under the Federal Assignment of Claims Act, or such other special filings as Agent shall deem necessary or appropriate with respect to such Special Accounts;

            (d) immediately notify Agent and the Banks in writing of any information that Borrower has or may receive with respect to the Collateral that might in any manner materially and adversely affect the value thereof or the rights of Agent or the Banks with respect thereto; and

            (e) upon request of Agent, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as Agent may require, including, without limitation, financing statements, so as to completely vest in and ensure to Agent and the Banks their respective rights hereunder and in or to the Collateral.

            A carbon, photographic, or other reproduction of this Agreement may be used as a financing statement. Borrower hereby authorizes Agent, on behalf of the Banks, to file financing statements with respect to the Collateral. If certificates of title or applications for title are issued or outstanding with respect to any of Borrower's Inventory, Borrower shall upon Agent's request (i) execute and deliver to Agent a short form security agreement, in form acceptable to Agent, and (ii) deliver such certificate or application to Agent and cause the interest of the Banks to be properly noted thereon. Borrower hereby authorizes Agent or Agent's designated agent (but without obligation by Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default), and Borrower shall promptly repay, reimburse, and indemnify Agent and the Banks for any and all Related Expenses. All Related Expenses are payable to Agent upon demand therefor; Agent may, at its option, debit Related Expenses directly to the Revolving Credit Notes or any other Notes.

            SECTION 5.20 RESTRICTED PAYMENTS. No Company shall make any Restricted Payment, except that:

            (a) if no Event of Default shall then exist or immediately thereafter shall begin to exist, (i) any Subsidiary of Borrower may pay or commit itself to pay a Capital Distribution at any time to Borrower or a Guarantor of Payment, and (ii) Borrower may make regularly scheduled payments of interest with respect to any Subordinated Indebtedness;

            (b) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, Borrower may make Capital Distributions to Parent in an aggregate amount sufficient to allow Parent to make (i) Capital Distributions to the shareholders of Parent pursuant to subpart
(c) below, provided that such Capital Distributions shall be actually paid in such amount, (ii) Repurchases pursuant to subpart (d) below and (iii) investments and loans permitted pursuant to Section 5.11(c) hereof;

            (c) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, Parent may make Capital Distributions to the shareholders of Parent; and

            (d) Parent may make a Repurchase if (i) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist; (ii) Borrower shall have provided to Agent and the Banks, as early as possible and, in any event, not fewer than five (5) days prior to the date of such Repurchase,
(A) written notice of such Repurchase, and (B) a projected Consolidated financial statement of Borrower accompanied by a certificate of a Financial Officer of Borrower showing projected compliance with Section 5.7 hereof as of the end of the fiscal quarter in which such Repurchase is to occur; and (iii) the amount of consideration to be paid for any Repurchase would not cause the aggregate amount of consideration paid for all Repurchases prior to payment in full of the Debt and termination of this Agreement to exceed Fifteen Million Dollars ($15,000,000).

            SECTION 5.21. SUBSIDIARIES CREATED, ACQUIRED OR HELD SUBSEQUENT TO THE CLOSING DATE.

            (a) Each Domestic Subsidiary created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent and the Banks a Guaranty of Payment and Security Agreement, together with (i) such U.C.C. financing statements and other documents as may be necessary or appropriate, in the opinion of Agent, and (ii) such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent; provided, however, that a Domestic Subsidiary shall not be required to become a Guarantor of Payment or otherwise comply with the foregoing requirements so long as (A) the total assets of such Domestic Subsidiary are less than the amount of Two Hundred Fifty Thousand Dollars ($250,000), and (B) the aggregate of the total assets of all such Domestic

Subsidiaries with total asset values of less than Two Hundred Fifty Thousand Dollars ($250,000) does not exceed the aggregate amount of One Million Dollars ($1,000,000).

            (b) With respect to the creation or acquisition of a Foreign Subsidiary, Borrower, or a Guarantor of Payment, as appropriate, shall deliver to Agent, for the benefit of the Banks, the share certificates (or other evidence of equity interest) pursuant to the terms of the Pledge Agreement; provided, however, that, no Company shall be required to pledge more than sixty-five (65%) of the outstanding shares of stock of any Foreign Subsidiary.

            SECTION 5.22. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Neither Parent, Borrower nor any Guarantor of Payment shall make any material amendment to its Articles (Certificate) of Incorporation, Articles of Organization or Operating Agreement, as applicable, without the prior written consent of Agent.

            SECTION 5.23. INTEREST RATE PROTECTION . Upon the request of Agent and the Required Banks, Borrower shall obtain Interest Rate Protection with respect to Borrower's Indebtedness in such amounts as shall be determined by Agent and the Required Banks.

            SECTION 5.24. RIGHT TO TAKE ADDITIONAL COLLATERAL. In addition to any other right that Agent and the Banks may have pursuant to this Agreement or otherwise, upon written request of Agent whenever made after the occurrence of an Event of Default, Borrower shall, and shall cause each Guarantor of Payment, to grant to Agent, for the benefit of the Banks, as additional security for the Secured Debt a first priority security interest in or Lien on any real or personal property of Borrower and each Guarantor of Payment in which Agent does not have a first priority security interest Lien . Borrower agrees that, within thirty (30) days after such written request, Borrower shall secure all of the Debt by delivering to Agent, for the benefit of the Banks, security agreements, intellectual property assignment agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as Agent and the Required Banks may reasonably require. Borrower shall pay all recordation, legal and other expenses in connection therewith.


                              ARTICLE VI. SECURITY

            SECTION 6.1. SECURITY INTEREST IN COLLATERAL. In consideration of and as security for the full and complete payment of all of the Secured Debt, Borrower hereby grants to Agent for the benefit of the Banks a security interest in and an assignment of the Collateral.

            SECTION 6.2. COLLECTIONS AND RECEIPT OF PROCEEDS BY BORROWER. (a) Prior to exercise by Agent and the Banks of their rights under Article IX of this Agreement, both (i) the lawful collection and enforcement of all of Borrower's Accounts, and (ii) the lawful receipt and retention by Borrower of all Proceeds of all of Borrower's Accounts and Inventory shall be as agent of the Banks. Upon written notice to Borrower from Agent after the occurrence of an Event of Default, a Cash Collateral Account shall be opened by Borrower at the main office of Agent and all such lawful collections of Borrower's Accounts and such Proceeds of

Borrower's Accounts and Inventory shall be remitted daily by Borrower to Agent in the form in which they are received by Borrower, either by mailing or by delivering such collections and Proceeds to Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Borrower from Agent, Borrower shall not commingle such collections or Proceeds with any of Borrower's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent, for the benefit of the Banks. In such case, Agent may, in its sole discretion, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (a) the outstanding principal or interest of the Notes, or (b) any other Secured Debt. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Borrower with Agent or with any other Bank, and, in any event, retain the same and Borrower's interest therein as additional security for the Secured Debt. Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Borrower for use in Borrower's business. The balance in the Cash Collateral Account may be withdrawn by Borrower upon termination of this Agreement and payment in full of all of the Secured Debt. At Agent's request, after the occurrence of an Event of Default, Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box in Cleveland, Ohio, to which Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of Agent's customary lock box agreement.

            Agent, or Agent's designated agent, is hereby constituted and appointed Borrower's attorney-in-fact with authority and power to endorse, after the occurrence of an Event of Default, any and all instruments, documents, and chattel paper upon Borrower's failure to do so. Such authority and power, being coupled with an interest, shall be (a) irrevocable until all of the Debt is paid, (b) exercisable by Agent at any time and without any request upon Borrower by Agent to so endorse, and (c) exercisable in Agent's name or Borrower's name. Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither Agent nor the Banks shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

            SECTION 6.3. COLLECTIONS AND RECEIPT OF PROCEEDS BY AGENT. Borrower hereby constitutes and appoints Agent, or Agent's designated agent, as Borrower's attorney-in-fact to exercise, at any time after the occurrence of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Debt:

            (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Agent's name or Borrower's name, any and all of Borrower's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral;

            (b) to transmit to Account Debtors, on any or all of Borrower's Accounts, notice of assignment to Agent for the benefit of the Banks thereof and Agent's, for the benefit of the

Banks, security interest therein and to request from such Account Debtors at any time, in Agent's name or in Borrower's name, information concerning Borrower's Accounts and the amounts owing thereon;

            (c) to transmit to purchasers of any or all of Borrower's Inventory, notice of Agent's security interest therein, and to request from such purchasers at any time, in Agent's name or in Borrower's name, information concerning Borrower's Inventory and the amounts owing thereon by such purchasers;

            (d) to notify and require Account Debtors on Borrower's Accounts and purchasers of Borrower's Inventory to make payment of their indebtedness directly to Agent;

            (e) to take or bring, in Agent's name or Borrower's name, all steps, actions, suits, or proceedings deemed by Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

            (f) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into Borrower's Cash Collateral Account or, at the option of Agent, to apply them as a payment against any Note or Notes or any other Debt.

            SECTION 6.4. USE OF INVENTORY. Until the exercise by Agent and the Banks of their rights under Article IX of this Agreement, Borrower may (a) retain possession of and use its Inventory in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business (provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness); and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Borrower's business.


                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants that the statements set forth in this Article VII are true, correct and complete.

            SECTION 7.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Borrower and each of its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized or formed, validly existing, and in good standing under the laws of its state of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign corporation or limited liability company in the jurisdictions set forth opposite its name on Schedule 7.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. Schedule
7.1 hereto sets forth each Subsidiary of Borrower, its state of incorporation, the location of its chief executive offices and its principal place of business. Except as disclosed on Schedule 7.1 hereto, Borrower owns all of the capital stock of each of its Subsidiaries.

            SECTION 7.2. CORPORATE AUTHORITY. Borrower and each of its Subsidiaries has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which Borrower and each of its Subsidiaries is a party have been duly authorized and approved by the Board of Directors of Borrower and each such Subsidiary and are the valid and binding obligations of Borrower or such Subsidiary, enforceable against such Borrower or such Subsidiary in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of the Companies under the provisions of the Companies respective Organizational Documents or other agreements.

            SECTION 7.3. COMPLIANCE WITH LAWS. Borrower and each of its
Subsidiaries:

            (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in material compliance with all applicable laws relating thereto;

            (b) is in material compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

            (c) is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound.

            SECTION 7.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on Schedule 7.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against Borrower or any of its Subsidiaries, or in respect of which Borrower or any of its Subsidiaries may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which Borrower or any of its Subsidiaries is a party or by which the property or assets of Borrower or any of its Subsidiaries are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of Borrower or any of its Subsidiaries, or threats of work stoppage, strike, or pending demands for collective bargaining, that, as to subsections (a) through (c), above, if violated or determined adversely, would not be reasonably expected to have a Material Adverse Effect.

            SECTION 7.5. LOCATION. The chief executive office of Borrower and each Guarantor of Payment is set forth on Schedule 7.5 attached hereto. The office where Borrower and each Guarantor of Payment keep their records concerning its Accounts is set forth on Schedule 7.5 hereof. Borrower and each Guarantor of Payment has places of business or maintains its Inventory or Equipment at the locations set forth on Schedule 7.5 hereof.

            SECTION 7.6. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

            SECTION 7.7. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Agent, for the benefit of the Banks; (b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Agent, for the benefit of the Banks, if any; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien granted to Agent, for the benefit of the Banks, in connection with this Agreement. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

            SECTION 7.8. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of Borrower have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes and for the current fiscal year.

            SECTION 7.9. ENVIRONMENTAL LAWS. Borrower and each of its Subsidiaries is in material compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which Borrower or any of its Subsidiaries owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as set forth on
Schedule 7.4 hereto, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of Borrower and each Subsidiary of Borrower, threatened, against Borrower or any Subsidiary of Borrower, any real property in which Borrower or any Subsidiary of Borrower holds or has held an interest or any past or present operation of Borrower or any Subsidiary of Borrower. No material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which Borrower or any Subsidiary of Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

            SECTION 7.10. EMPLOYEE BENEFITS PLANS. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a), (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. The aggregate potential amount of liability that would result if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within the meaning of ERISA Section 4203) is not material.

            SECTION 7.11. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed, other than the filing of UCC financing statements in connection with this Agreement or any Security Agreement.

            SECTION 7.12. SOLVENCY. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

            SECTION 7.13. FINANCIAL STATEMENTS. The audited Consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 1999 and the unaudited financial statements of Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2000, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending, subject, in case of such unaudited interim statements, to changes from audit and year-end adjustments. Since the dates of such statements, there has been no material adverse change in the financial condition, properties or business of Borrower and its Subsidiaries taken as a whole nor any change in any Company's accounting procedures.

            SECTION 7.14. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X or any other Regulation of such Board of Governors.

            SECTION 7.15. MATERIAL AGREEMENTS. Except as disclosed on Schedule
7.15 hereto, no Company is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement that, as to subsections (a) through (g), above, has been violated, breached, or terminated and which violation, breach or termination has had or would be reasonably expected to have a Material Adverse Effect.

            SECTION 7.16. INTELLECTUAL PROPERTY. Borrower and each of its Subsidiaries owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

            SECTION 7.17. INSURANCE. Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as Borrower and its

Subsidiaries. Schedule 7.17 hereto sets forth all insurance carried by Borrower and its Subsidiaries, setting forth in detail the amount and type of such insurance.

            SECTION 7.18. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading.

            SECTION 7.19. INDENTURE. (a) No Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) exists, nor will any such Event of Default or Default exist immediately after the granting or continuation of any Loan, under the Indenture, the Senior Subordinated Notes or any agreement executed by Borrower in connection therewith; (b) no Company has incurred (as defined in the Indenture) any Designated Senior Indebtedness (as defined in the Indenture) other than the Debt; (c) no Company has incurred (as defined in the Indenture) either prior to or after the granting of any Loan, any Indebtedness (as defined in the Indenture) in violation of Section 4.06 (Limitation on Additional Indebtedness) of the Indenture; and (d) all of the Debt constitutes both Senior Indebtedness (as defined in the Indenture) and Designated Senior Indebtedness (as defined in the Indenture).

            SECTION 7.20. REVOLVING CREDIT FACILITY. This Agreement (a) constitutes "Revolving Credit Facility" (as defined in the Indenture), and (b) is a replacement of the Amended and Restated Credit Agreement dated as of November 2, 1998, as amended, among Borrower, the lenders a party thereto, KeyBank National Association, as administrative agent, and The Huntington National Bank, as co-agent.

            SECTION 7.21. DEFAULTS. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.


                         ARTICLE VIII. EVENTS OF DEFAULT

            Each of the following shall constitute an Event of Default hereunder:

            SECTION 8.1. PAYMENTS. If (a) interest on any Note or any commitment or other fee shall not be paid in full punctually when due or within five (5) Business Days thereafter; or (b) the principal on any Note shall not be paid in full punctually when due.

            SECTION 8.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.11, 5.12, 5.13 or
5.20 hereof.

            SECTION 8.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 8.1 or 8.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Default is to be remedied.

            SECTION 8.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect; provided, however, that with respect to Sections 7.3, 7.4, 7.6, 7.7, 7.8, 7.9, 7.11, 7.14, 7.15, 7.16, 7.17 and 7.21
hereof, such inaccuracy shall not constitute an Event of Default if it is corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent that the specified Default is to be remedied.

            SECTION 8.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of Five Hundred Thousand Dollars ($500,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

            SECTION 8.6. ERISA DEFAULT. The occurrence of one or more ERISA Events that (a) the Required Banks determine could have a Material Adverse Effect , or (b) results in a Lien on any of the assets of any Company in excess, for all such Liens of Five Hundred Thousand Dollars ($500,000).

            SECTION 8.7. CHANGE IN MANAGEMENT/CONTROL. If (a) any Change of Control shall occur, (b) Parent shall cease to own one hundred percent (100%) of the voting stock of Borrower, (c) Edward F. Crawford or his immediate family shall cease to own or control, directly or indirectly, at least twenty percent (20%) of the voting stock of Parent, or (d) either (i) Edward F. Crawford shall cease to perform his role as chief executive officer of Borrower or (ii) Edward
F. Crawford shall die or become incompetent, and, within one hundred eighty
(180) days thereafter, Borrower shall not have selected a replacement Chief Executive Officer with experience and management skills similar to Edward F. Crawford.

            SECTION 8.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies and Obligors shall exceed Five Hundred Thousand Dollars ($500,000).

            SECTION 8.9. MATERIAL ADVERSE CHANGE. There shall have occurred any condition or event that Agent or the Required Banks determine has or is reasonably likely to have a Material Adverse Effect or a material adverse effect on the rights and remedies of Agent or the Banks under the Loan Documents or the ability of Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents.

            SECTION 8.10. DESIGNATED SENIOR INDEBTEDNESS. If any Company shall incur or permit to exist any Designated Senior Indebtedness (as defined in the Indenture) other than the Debt.

            SECTION 8.11. INDENTURE. If (a) any Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) shall exist under the Indenture, the Senior Subordinated Notes or any agreement executed by Borrower in connection therewith, (b) without the prior written consent of Agent and the Required Banks, the Indenture or the Senior Subordinated Notes shall be amended or modified in any respect or replaced, or (c) the Senior Subordinated Notes shall be accelerated for any reason.

            SECTION 8.12. VALIDITY OF LOAN DOCUMENTS. (a) The validity, binding effect or enforceability of any Loan Document against Borrower or any Guarantor of Payment shall be contested by any Company or any other Obligor; (b) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation under any Loan Document; or (c) any Loan Document shall, without the prior written consent of Agent and the Required Banks (or all of the Banks, as the case may be), be terminated, invalidated or set aside, or be declared ineffective or inoperative and, in the case of this subpart (c) only, a replacement document to such Loan Document, in form and substance satisfactory to Agent, is not immediately thereafter executed by Borrower, Agents and the Banks.

            SECTION 8.13. SOLVENCY. If any Company or any Obligor shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.


                        ARTICLE IX. REMEDIES UPON DEFAULT

            Notwithstanding any contrary provision or inference herein or elsewhere,

            SECTION 9.1. OPTIONAL DEFAULTS. If any Event of Default referred to in Section 8.1, 8.2., 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11 or 8.12
hereof shall occur, the Required Banks shall have the right, in their discretion, by directing Agent, on behalf of the Banks, to give written notice to Borrower, to:

            (a) terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan hereunder immediately shall be terminated, and/or

            (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

            SECTION 9.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in Section 8.13 hereof shall occur:

            (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan hereunder, and

            (b) the principal of and interest then outstanding on all of the Notes, and all of the other Debt shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

            SECTION 9.3. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 8.13 hereof or if the maturity of the Notes is accelerated pursuant to Section 9.1 or 9.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 9.4 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower or any Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

            SECTION 9.4. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.

            SECTION 9.5. COLLATERAL. Upon the occurrence of an Event of Default and at all times thereafter, Agent and the Banks shall have the rights and remedies of a secured party under the Ohio Revised Code, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other writing executed by Borrower or otherwise provided by law or equity. Agent and the Banks may require Borrower to assemble the Collateral, which Borrower agrees to do, and make it available to Agent and the Banks at a reasonably convenient place to be designated by Agent. Agent and the Banks may, with or without notice to or demand upon Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrower personally or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Agent may deem advisable, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral that Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Agent shall give Borrower not fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Agent or the Banks may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, Agent may apply the net proceeds of each such sale to or toward the payment of the Debt, whether or not then due, in such order and by such division as Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrower, and Borrower shall remain liable for any deficiency. In addition, Agent shall at all times have the right to obtain new appraisals of Borrower or the Collateral, the cost of which shall be paid by Borrower.


                              ARTICLE X. THE AGENT

            The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

            SECTION 10.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

            SECTION 10.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

            SECTION 10.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

            SECTION 10.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

            SECTION 10.5. AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

            SECTION 10.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Bank in writing that such Bank believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof.

            SECTION 10.7. ACTION BY AGENT. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Subject to the other terms and conditions hereof, Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable.

           SECTION 10.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the

Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Subject to the other terms and conditions hereof, Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

            SECTION 10.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

            SECTION 10.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrower and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld or delayed), or
(b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld or delayed) that shall serve as agent until such time as the Required Banks appoint a successor agent (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld or delayed). Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.


                            ARTICLE XI. MISCELLANEOUS

            SECTION 11.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter. Each Bank has received a copy of the Indenture and has reviewed the terms and conditions thereof, including, but limited to, the conditions relating to the status of the Debt as Designated Senior Indebtedness (as defined in the Indenture) and Senior Indebtedness (as defined in the Indenture) under the Indenture. Furthermore, none of the Banks shall be deemed to have a fiduciary relationship with any other Bank.

            SECTION 11.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

            SECTION 11.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (except that Agent may consent to the release of any collateral or other property securing the Debt in an aggregate amount not to exceed a fair market value of One Million Dollars ($1,000,000) during any fiscal year of Borrower) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder, (b) the extension of maturity of the Notes, the payment date of principal or interest thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement, (e) the release of any Guarantor of Payment or, except as set forth in the first sentence of this Section 11.3 or except in connection with the sale, lease, transfer or other disposition of assets permitted pursuant to
Section 5.12 hereof, of any collateral securing the Debt or any part thereof, or
(f) any amendment to this Section 11.3 or Section 9.4 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

            SECTION 11.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

            SECTION 11.5. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all reasonable costs and expenses of Agent, and all Related Expenses, including, but not limited to, (a) administration and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and
(d) all costs and expenses of, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

            SECTION 11.6. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective Affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

            SECTION 11.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

            SECTION 11.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            SECTION 11.9. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

            SECTION 11.10. BANK ASSIGNMENTS/PARTICIPATIONS.

            A. Assignments of Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, and (c) that Bank's Notes; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

                        (i) Prior Consent. No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of Borrower and Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

                        (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

                        (iii) Assignment Fee; Assignment Agreement. Unless the
            assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (A) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

                        (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

            Upon satisfaction of the requirements specified in clauses (i) through (iv) above, Borrower shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

            Upon satisfaction of the requirements of set forth in (i) through
(iv), and any other condition contained in this Section 11.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

            Agent shall maintain at its address referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any participation, if any, purchased pursuant to Section 9.4 hereof or this Section 11.10B.

         The provisions of Article III and Section 11.6 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 11.3, except if and to the extent that any such waiver, consent or amendment would:

         (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

         (iii) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 11.11. SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

         SECTION 11.12. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         SECTION 11.13. ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof. This Agreement is intended to, and Borrower, Agent and the Banks agree that this Agreement shall, (a) constitute "Revolving Credit Facility" (as defined in the Indenture), and (b) is a replacement of the Amended and Restated Credit Agreement dated as of November 2, 1998, as amended, among Borrower, the lenders a party thereto and KeyBank National Association, as agent.

         SECTION 11.14. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page intentionally left blank]

         SECTION 11.15. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.


Address:          23000 Euclid Avenue                PARK-OHIO INDUSTRIES, INC.
                  Euclid, Ohio 44117
                  Attn: Corporate Secretary          By: /s/ Richard Paul Elliott
                                                        ---------------------------------------
                                                     Title: Vice President & CFO
                                                           ------------------------------------

Address:          Key Tower                          KEYBANK NATIONAL ASSOCIATION,
                  127 Public Square                  as Agent and as a Bank
                  Cleveland, Ohio  44114-1306
                  Attn: Middle Market Lending-       By: /s/ Kenneth M. Merhar, Vice President
                  Downtown Division                     ---------------------------------------
                                                         Kenneth M. Merhar, Vice President

Address:          Huntington Building                THE HUNTINGTON NATIONAL BANK,
                  917 Euclid Avenue                  as a Bank and as Co-Agent
                  Cleveland, Ohio  44115
                  Attention:  Commercial             By: /s/ Timothy M. Ward, Vice President
                  Banking Division                       ---------------------------------------
                                                         Timothy M. Ward, Vice President

Address:          50 South LaSalle Street            THE NORTHERN TRUST COMPANY
                  Chicago, Illinois 60675
                  Attention:___________              By: /s/ David Sullivan
                                                        ---------------------------------------
                                                     Title: Vice President
                                                           ------------------------------------

Address:          1404 East Ninth Street             FIFTH THIRD BANK, NORTHEASTERN OHIO
                  Third Floor
                  Cleveland, Ohio 44114
                  Attention:___________              By: /s/ Roy Lanctot
                                                        ---------------------------------------
                                                     Title: Vice President
                                                           ------------------------------------

                         SCHEDULE 1 BANKS AND COMMITMENTS

                                                                                  REVOLVING
                                                                                    CREDIT
                                                COMMITMENT                        COMMITMENT
 BANKING INSTITUTIONS                           PERCENTAGE                          AMOUNT                        MAXIMUM AMOUNT
 --------------------                      --------------------             --------------------             --------------------

KeyBank National Association                      41.6670%                         $75,000,000                      $75,000,000
Huntington National Bank                           41.667%                         $75,000,000                      $75,000,000
The Northern Trust Company                         8.333%                          $15,000,000                      $15,000,000
Fifth Third Bank, Northeastern Ohio                8.333%                          $15,000,000                      $15,000,000
Total Commitment Amount                              100%                          $180,000,000                    $180,000,000

                        SCHEDULE 2 GUARANTORS OF PAYMENT

ATBD, Inc., an Ohio corporation
Castle Rubber Company, a Pennsylvania corporation
Cicero Flexible Products, Inc., an Ohio corporation
Columbia Nut & Bolt LLC, an Ohio limited liability corporation
Donegal Bay Ltd., an Ohio limited liability company
GIS Industries, Inc., a Pennsylvania corporation
General Aluminum Mfg. Company, an Ohio corporation
ILS Technology, Inc., an Ohio corporation
Industrial Fasteners LLC, an Ohio limited liability company
Integrated Holding Company, an Ohio corporation
Integrated Logistics Solutions, Inc., an Ohio corporation
Integrated Logistics Solutions LLC , an Ohio limited liability company Integrated Logistics Holding Company, an Ohio corporation
Park Avenue Travel Ltd., an Ohio limited liability company
Park-Ohio Structural Hardware LLC, an Ohio limited liability company Pharmaceutical Logistics, Inc., an Ohio corporation
Pharmacy Wholesale Logistics, Inc., an Ohio corporation
PMC-Colinet, Inc., an Ohio corporation
PMC Industries Corp., an Ohio corporation
Precision Machining Connection LLC, an Ohio limited liability company RB&W Manufacturing LLC, an Ohio limited liability company
The Ajax Manufacturing Company, an Ohio corporation
The Metalloy Corporation, a Michigan corporation
Tocco, Inc., an Alabama corporation
Trickeration, Inc., an Ohio corporation

                        EXHIBIT A REVOLVING CREDIT NOTE

$__________    Cleveland, Ohio
                                                               December 21, 2000

         FOR VALUE RECEIVED, the undersigned, PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

                                                                         DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Bank to Borrower pursuant to Section 2.1 of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit and Security Agreement dated as of December 21, 2000, among Borrower, the banks named therein, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1 of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing each Base Interest Segment and LIBOR Interest Segment, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due, Bank may collect and Borrower agrees to pay a late charge of an amount equal to the greater of (a) ten percent (10%) of the amount of such late payment, or (b) Twenty Five Dollars ($25).

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Banks.


                                              PARK-OHIO INDUSTRIES, INC.

                                              By:
                                                 -------------------------------
                                              Title:
                                                    ----------------------------

"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."

                      EXHIBIT B NOTICE WITH RESPECT TO LOAN

                                           [Date]_______________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616

Attention: ________________

Ladies and Gentlemen:

         The undersigned, a duly elected Financial Officer, as defined in the Credit and Security Agreement (as hereinafter defined), or otherwise duly authorized employee of PARK-OHIO INDUSTRIES, INC. ("Borrower"), refers to the Credit and Security Agreement, dated as of December 21, 2000 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Borrower, the Banks, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent. The undersigned hereby gives you notice of the following (check one):

         _____ Borrower hereby requests a Revolving Loan as set forth in subpart I below.

         _____ Borrower hereby requests a change in or continuation of an interest rate option as set forth in subpart II below.

         _____ Borrower is hereby making a prepayment of a Revolving Loan as set forth in subpart III below.

         I.       Request for Loan

                  Borrower hereby requests a Revolving Loan (the "Proposed Loan") pursuant to Section 2.2(a) of the Credit Agreement as follows:

                  (i)      The Business Day of the Proposed Loan is __________,
                           20__.

                  (ii)     The amount of the Proposed Loan is $_______________.

                  (iii) The Proposed Loan shall consist of a Base Rate Option____ / LIBOR Rate Option___. (Check one.)

                  (iv) If the Proposed Loan is to consist of a LIBOR Rate Option, the Interest Period requested is one month ___, two months ___, three months ___, six months
                           ____. (Check one.)

         II.      Request for Change/Continuation of Interest Rate Option

                  Borrower hereby requests a change or continuation of an interest rate option ("Interest Rate Option") pursuant to
                  Section 2.2(b) of the Credit Agreement as follows:

                  (i) The Interest Rate Option relates to the Revolving Loan made on ___________ in the amount of $_________________.

                  (ii) The Business Day of the Interest Rate Option __________, 20__.

                  (iii) The amount of the Interest Rate Option is $_______________.

                  (iv) The Interest Rate Option is to be a Base Rate Option ____ /LIBOR Rate Option ___. (Check one.)

                  (v) If the Interest Rate Option is a LIBOR Rate Option, the Interest Period requested is one month ___, two months ___, three months ___, six months ____. (Check one.)

         III.     Notice of Prepayment

                  Borrower hereby notifies Agents and the Banks that Borrower is making a prepayment of a Revolving Loan ("Prepaid Loan") pursuant to Section 2.5 of the Credit Agreement as follows:

                  (i) The Business Day for payment on the Prepaid Loan is __________, 20__ (if such Loan, is a LIBOR Loan the Business Day must be three (3) Business Days after the date of this Notice and must be the last day of the applicable Interest Period).

                  (ii) The amount of the Prepaid Loan to be prepaid is $_______________ (if such Loan is a LIBOR Loan, such amount must be at least $5,000,000).

                                           Very truly yours,

                                           PARK-OHIO INDUSTRIES, INC.



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------

                         EXHIBIT C COMPLIANCE CERTIFICATE

                                        For Fiscal Quarter ended _______________

THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) I am the duly elected Chief Financial Officer of PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower");

         (2) I am familiar with the terms of that certain Credit and Security Agreement, dated as of December 21, 2000, among the undersigned, the Banks, as defined in the Credit and Security Agreement, KeyBank National Association, as Agent and The Huntington National Bank, as Co-Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

         (4) The representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and

         (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement and a calculation of the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) for Borrower, which calculations show compliance with the terms thereof.

         IN WITNESS WHEREOF, we have signed this certificate the ___ day of _________, 20___.

                                            PARK-OHIO INDUSTRIES, INC.


                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                    EXHIBIT D WEEKLY COMPLIANCE CERTIFICATION

                                          [Date]_______________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616
Attention: ________________

Ladies and Gentlemen:

         The undersigned, PARK-OHIO INDUSTRIES, INC. ("Borrower"), refers to the Credit and Security Agreement, dated as of December 21, 2000 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Borrower, the Banks, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent, and pursuant to Section 2.8 of the Credit Agreement hereby certifies that, as of the date hereof and as of the date of the making of any Loan under the Credit Agreement or of the changing or continuation of the interest rate applicable to any portion of the outstanding principal balance of any Loan during the preceding week (each a "Certification Date"), as follows:

                  (a) the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) is, and as of each Certification Date at all such times was, greater than or equal to 2.25 to 1.00, as calculated in accordance with the terms and conditions of the Indenture, and is not likely to be less than 2.25 to 1.00 at any time within the next three
         (3) months;

                  (b) the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) of each Subsidiary of Borrower is, and as of each Certification Date at all such times was, greater than or equal to 2.50 to 1.00, as calculated in accordance with the terms and conditions of the Indenture, and is not likely to be less than 2.50 to 1.00 at any time within the next three (3) month;.

                  (c) the undersigned has made, or has caused to be made, under the undersigned's supervision, a review of the terms and conditions of the Indenture;

                  (d) based on the foregoing review, as of the date hereof there is, and as of each Certification Date there was, no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) that exists or existed;

                  (e) the representations and warranties contained in each Loan Document are correct as of the date hereof and were true and correct as of each Certification Date;

                  (f) no event has occurred and is continuing that constitutes a Default or Event of Default; and

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
                  (g) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                         Very truly yours,

                                         PARK-OHIO INDUSTRIES, INC.



                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------

                         EXHIBIT E REQUEST FOR EXTENSION

                                            [Date]_______________________, _____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114
Attention: __________________

Ladies and Gentlemen:

         The undersigned, PARK-OHIO INDUSTRIES, INC., refers to the Credit and Security Agreement, dated as of December 21, 2000 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent, and hereby gives you notice, pursuant to Section 2.9 of the Credit Agreement that the undersigned hereby requests an extension as set forth below (the "Extension") under the Credit Agreement, and in connection with the Extension sets forth below the information relating to the Extension as required by Section 2.9 of the Credit Agreement.

         The undersigned hereby requests the Banks to extend the Commitment Period from ______________ _____, 20___ to ________________ _____, 20___.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension: (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Extension and the application of the proceeds therefrom, as though made on and as of such date; (ii) no event has occurred and is continuing, or would result from such Extension, or the application of proceeds therefrom, which constitutes a Default or an Event of Default; and (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                               Very truly yours,

                                               PARK-OHIO INDUSTRIES, INC.

                                                By: ____________________________

                                                Title: _________________________

             EXHIBIT F FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 20___. The parties hereto agree as follows:

         1. Preliminary Statement. Assignor is a party to a Credit and Security Agreement, dated as of December 21, 2000 (which, as the same may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), the banking institutions named on Schedule 1 thereto (collectively, "Banks" and, individually, "Bank"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Agent"), and THE HUNTINGTON NATIONAL BANK, as Co-Agent ("Co-Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. Assignment and Assumption. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on Annex 1 (hereinafter, "Assigned Amount"),
(b) any Loan made by Assignor which is outstanding on the Assignment Effective Date, (c) any Note delivered to Assignor pursuant to the Credit Agreement, and
(d) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subparts I.C on Annex 1 hereto.

         3. Assignment Effective Date. The Assignment Effective Date (the "Assignment Effective Date") shall be the earlier of ___________ ____, 20___ or the date upon which the following conditions precedent have been satisfied:

         (a) receipt by Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agents and, if necessary pursuant to the provisions of Section 11.10(A)(i) of the Credit Agreement, by Borrower;

         (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), in accordance with Section 11.10A of the Credit Agreement;

         (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

         (d) receipt by Administrative Agent from Assignor or Assignee of any other information required pursuant to Section 11.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

         4. Payment Obligations. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other part any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

         5. Credit Determination; Limitations on Assignor's Liability. Assignee represents and warrants to Assignor, Borrower, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 11.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings,
(ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrower or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

         6. Indemnity. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

         7. Subsequent Assignments. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 11.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

         8. Reductions of Aggregate Amount of Commitments. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

         9. Acceptance of Agent; Notice by Assignor. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 11.10A of the Credit Agreement, upon the acceptance and consent of Borrower; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Borrower is evidence of such acceptance and consent.

         10. Entire Agreement. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. Governing Law. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         12. Notices. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                            ASSIGNOR:

Address: _____________________              ____________________________
         _____________________
         _____________________
         Attn: ________________             By:__________________________
         Phone:_______________              Title:_________________________
         Fax:_________________


                                            ASSIGNEE:

Address: _____________________              ____________________________
         _____________________
         _____________________
         Attn: ________________             By:__________________________
         Phone:_______________              Title:_________________________
         Fax:_________________

Accepted and Approved this ___ day
of _____________, 200_:

KEYBANK NATIONAL ASSOCIATION,
as Agent

By: __________________________
Title:_________________________


Accepted and Consented to this ___ day
of ____________, 20___, by:

PARK-OHIO INDUSTRIES, INC.

By:_______________________________
Title:_____________________________

                 ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT


         On and after ______________ ____, 20___ (the "Assignment Effective Date"), the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:


   I.    ASSIGNEE'S COMMITMENT

         A.       Assignee's Percentage                             __________%

         B.       Assigned Amount                                   $__________

         C.       Assignee's Commitment Percentage
                  under the Credit Agreement                        __________%

   II.   ASSIGNOR'S COMMITMENT

         A.       Assignor's Commitment Percentage
                  under the Credit Agreement                        __________%

         B.       Assignor's Commitment Amount
                  under the Credit Agreement                        $__________